EXHIBIT 4

AZTAR CORPORATION,

as Issuer,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of June 2, 2004

7 ⅞% Senior Subordinated Notes due 2014

CROSS-REFERENCE TABLE

Trust Indenture Act Section		Indenture Section
(S)	310(a)(1)	508
	(a)(2)	508
	(a)(3)	Not applicable
	(a)(4)	Not applicable
	(b)	508, 509
(S)	311(a)	512
	(b)	512
	(c)	Not applicable
(S)	312(a)	205
	(b)	108
	(c)	108
(S)	313(a)	513(a)
	(b)	513(b)
	(c)	513(b)
	(d)	513(c)
(S)	314(a)	712
	(a)(2)	713
	(b)(1)	Not applicable
	(b)(2)	Not applicable
	(c)(1)	103
	(c)(2)	103
	(c)(3)	103
	(d)	Not applicable
	(e)	103
(S)	315(a)	501(a), (d)
	(b)	502
	(c)	501(b)
	(d)	501(c)
	(d)(1)	501(a)
	(d)(2)	501(c)(2)
	(d)(3)	501(c)(3)
	(e)	414
(S)	316(a)	402, 412, 413
	(a)(1)(A)	402, 412
	(a)(1)(B)	413
	(a)(2)	Not applicable
	(b)	408, 602
(S)	317(a)(1)	403
	(a)(2)	404
	(b)	703
(S)	318(a)	109

Note:  This Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

TABLE OF CONTENTS

ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION............................................................................................	Page 1

SECTION 101. Definitions......................................................................................
SECTION 102. Incorporation by Reference of TIA................................................
SECTION 103. Compliance Certificates and Opinions...........................................
SECTION 104. Form of Documents Delivered to Trustee......................................
SECTION 105. Acts of Holders...............................................................................
SECTION 106. Notices, Etc. to Trustee and the Company.....................................
SECTION 107. Notice to Holders; Waiver..............................................................
SECTION 108. Communication by Holders with Other Holders............................
SECTION 109. Conflict with TIA ..........................................................................
SECTION 110. Rules by Trustee and Agents..........................................................
SECTION 111. No Recourse Against Others..........................................................
SECTION 112. Execution in Counterparts..............................................................
SECTION 113. Effect of Headings and Table of Contents.....................................
SECTION 114. No Adverse Interpretation of Other Agreements...........................
SECTION 115. Successors and Assigns..................................................................
SECTION 116. Separability Clause.........................................................................
SECTION 117. Benefits of Indenture......................................................................
SECTION 118. Governing Law and Choice of Forum............................................
SECTION 119. Legal Holidays...............................................................................
SECTION 120. Incorporation of Exhibit.................................................................

1 21 22 23 23 24 24 25 25 25 25 25 25 25 25 25 26 26 26 26
ARTICLE TWO THE NOTES.............................................................................................	26

SECTION 201. Form and Dating.............................................................................
SECTION 202. Execution and Authentication........................................................
SECTION 203. Registrar and Paying Agent............................................................
SECTION 204. Paying Agent to Hold Money in Trust...........................................
SECTION 205. Holder Lists....................................................................................
SECTION 206. Transfer and Exchange...................................................................
SECTION 207. Replacement Notes.........................................................................
SECTION 208. Outstanding Notes..........................................................................
SECTION 209. Treasury Notes...............................................................................
SECTION 210. Temporary Notes............................................................................
SECTION 211. Cancellation....................................................................................
SECTION 212. Defaulted Interest...........................................................................
SECTION 213. Computation of Interest..................................................................
SECTION 214. CUSIP Numbers.............................................................................

26 27 27 28 28 28 41 41 42 42 42 42 43 43
ARTICLE THREE DEFEASANCE; SATISFACTION AND DISCHARGE....................	43

SECTION 301. Satisfaction and Discharge of Indenture; Defeasance....................

                                                                    i

SECTION 302. Legal Defeasance and Discharge....................................................
SECTION 303. Covenant Defeasance......................................................................
SECTION 304. Conditions to Legal or Covenant Defeasance................................
SECTION 305. Deposited Money and Government Securities to be Held in
                               Trust; Other Miscellaneous Provisions.......................................
SECTION 306. Repayment to Company.................................................................
SECTION 307. Reinstatement.................................................................................
SECTION 308. Satisfaction and Discharge.............................................................
SECTION 309. Application of Trust Money...........................................................

43 Page 43 44 44 45 46 46 46 47
ARTICLE FOUR DEFAULTS AND REMEDIES..............................................................	48

SECTION 401. Events of Default............................................................................
SECTION 402. Acceleration of Maturity; Rescission and Annulment...................
SECTION 403. Collection Suits by Trustee............................................................
SECTION 404. Trustee May File Proofs of Claim..................................................
SECTION 405. Trustee May Enforce Claims Without Possession of Notes..........
SECTION 406. Application of Money Collected....................................................
SECTION 407. Limitation on Suits.........................................................................
SECTION 408. Unconditional Right of Holders to Receive Principal and Interest
SECTION 409. Restoration of Rights and Remedies..............................................
SECTION 410. Rights and Remedies......................................................................
SECTION 411. Delay or Omission..........................................................................
SECTION 412. Control by Holders.........................................................................
SECTION 413. Waiver of Past Defaults..................................................................
SECTION 414. Undertaking for Costs....................................................................
SECTION 415. Limitation on Trustee's Security....................................................

48 49 51 51 52 52 52 53 53 53 53 53 54 54 54
ARTICLE FIVE THE TRUSTEE........................................................................................	55

SECTION 501. Certain Duties and Responsibilities...............................................
SECTION 502. Notice of Defaults..........................................................................
SECTION 503. Certain Rights of Trustee...............................................................
SECTION 504. Not Responsible for Recitals or Issuance of Notes........................
SECTION 505. May Hold Notes.............................................................................
SECTION 506. Money Held in Trust......................................................................
SECTION 507. Compensation and Reimbursement................................................
SECTION 508. Eligibility; Disqualification............................................................
SECTION 509. Resignation and Removal; Appointment of Successor..................
SECTION 510. Acceptance of Appointment by Successor.....................................
SECTION 511. Merger, Conversion, Consolidation or Succession to Business.....
SECTION 512. Preferential Collection of Claims Against the Company...............
SECTION 513. Reports by Trustee.........................................................................

55 56 56 57 58 58 58 59 59 60 60 61 61
ARTICLE SIX AMENDMENTS, SUPPLEMENTS AND WAIVERS..............................	62

SECTION 601. Without Consent of Holders...........................................................
SECTION 602. With Consent..................................................................................
                                                          ii

SECTION 603. Compliance with Trust Indenture Act............................................
SECTION 604. Revocation and Effect of Consents................................................
SECTION 605. Notation on or Exchange of Notes; Effect of Supplemental
                               Indenture.....................................................................................
SECTION 606. Trustee Protected............................................................................

62 63 Page 63 63 64 64
ARTICLE SEVEN COVENANTS......................................................................................	65

SECTION 701. Payment of Notes...........................................................................
SECTION 702. Maintenance of Office or Agency..................................................
SECTION 703. Money for Note Payments to be Held in Trust..............................
SECTION 704. Limitation on Restricted Payments................................................
SECTION 705. Limitation on Indebtedness............................................................
SECTION 706. Limitation on Liens........................................................................
SECTION 707. Limitation on Payment Restrictions Affecting Restricted
                               Subsidiaries................................................................................
SECTION 708. Limitation on Capital Stock of Restricted Subsidiaries.................
SECTION 709. Transactions with Affiliates...........................................................
SECTION 710. Restriction on Incurrence of Certain Indebtedness........................
SECTION 711. Change of Control..........................................................................
SECTION 712. SEC Reports...................................................................................
SECTION 713. Compliance Certificates.................................................................
SECTION 714. Continued Existence and Rights.....................................................
SECTION 715. Maintenance of Properties and Other Matters................................
SECTION 716. Taxes and Claims...........................................................................
SECTION 717. Waiver of Stay, Extension and Usury Laws..................................

65 65 65 66 69 71 71 72 72 73 73 74 75 75 75 76 76
ARTICLE EIGHT MERGER, CONSOLIDATION AND SALE OF ASSETS..................	77
SECTION 801. When the Company May Merge, Etc............................................. SECTION 802. Successor Corporation Substituted.................................................	77 77
ARTICLE NINE REDEMPTION........................................................................................	78

SECTION 901. Notices to Trustee...........................................................................
SECTION 902. Selection of Notes to Be Redeemed...............................................
SECTION 903. Notice of Redemption....................................................................
SECTION 904. Effect of Notice of Redemption.....................................................
SECTION 905. Deposit of Redemption Price.........................................................
SECTION 906. Notes Redeemed in Part.................................................................
SECTION 907. Redemption Pursuant to Gaming Jurisdiction Law........................

78 78 78 79 79 79 79
ARTICLE TEN SUBORDINATION...................................................................................	80

SECTION 1001. Agreement to Subordinate............................................................
SECTION 1002. Liquidation; Dissolution; Bankruptcy..........................................
SECTION 1003. Default on Senior Indebtedness....................................................
SECTION 1004. When Distribution Must Be Paid Over........................................
SECTION 1005. Notice by the Company................................................................
                                                           iii

SECTION 1006. Subrogation..................................................................................
SECTION 1007. Relative Rights.............................................................................
SECTION 1008. Subordination May Not Be Impaired by the Company................
SECTION 1009. Distribution or Notice to Representatives....................................
SECTION 1010. Rights of Trustee and Paying Agent............................................
SECTION 1011. Trustee Entitled to Assume Payments Not Prohibited in
                                 Absence of Notice....................................................................
SECTION 1012. Application by Trustee of Monies Deposited With It..................
SECTION 1013. Trustee's Compensation Not Prejudiced.......................................
SECTION 1014. Officers' Certificate......................................................................
SECTION 1015. Certain Payments..........................................................................
SECTION 1016. Names of Representatives............................................................
SECTION 1017. No Fiduciary Duty Created to Holders of Senior Indebtedness...

80 81 82 82 83 Page 83 83 83 83 83 84 84 84 84 84 84 84

                                                                                iv
INDENTURE, dated as of June 2, 2004, between AZTAR CORPORATION, a Delaware corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").
RECITALS

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 7 ⅞% Senior Subordinated Notes due 2014 (such Notes, whether issued as Initial Notes, Additional Notes or Exchange Notes in respect of either of the foregoing, are collectively referred to herein as the "Notes").

        All covenants and agreements made by the Company herein are for the benefit of the Holders of the Notes. All things necessary to make this Indenture a valid agreement of the Company in accordance with its terms have been done.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 101. Definitions.
(a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

              (1)     the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

               (2)     all accounting terms not otherwise defined herein have the meanings assigned to them from time to time in accordance with generally accepted accounting principles;

               (3)     the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision and all references to Sections refer to Sections hereof;

               (4)     "or" is not exclusive; and

               (5)     "including" means "including, without limitation."

(b) As used herein, the following terms shall have the following meanings:

              "Accountants' Certificate" means a written opinion or verification from a nationally recognized firm of independent certified public accountants.

              "Act of the Holders" shall have the meaning provided in Section 105.

              "Additional Notes" means the aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 202 and 705 hereof, as part of the same series as the Initial Notes.

              "Affiliate" means, with respect to any Person, a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of such Person (or a 10% or greater equity interest in a Person which is not a corporation) or (iii) of which 10% or more of any class of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held by such Person or any Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

              "Agent" means any Registrar, Paying Agent or co-registrar.

              "Applicable Premium" means, with respect to any Note on any Redemption Date, an amount equal to the greater of:

(1) 1.0% of the principal amount of the Note; or (2) the excess of:

               (A)     the sum of the present values at such Redemption Date of (i) 103.938% of the principal amount of the Note (which is the redemption price of the Notes on June 15, 2009) and (ii) all required interest payments due on the Note through June 15, 2009 (excluding accrued but unpaid interest), computed in each case using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

               (B)     the principal amount of the Note.

              "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

              "Asset Sale" means the sale or other disposition (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) by the Company or one of its Subsidiaries to any Person other than the Company or one of its Subsidiaries of (i) any of the Capital Stock of any of the Subsidiaries of the Company or (ii) any other assets of the Company or any assets of its Subsidiaries outside the ordinary course of business of the Company or such Subsidiary.

              "Authentication Orders" shall have the meaning provided in Section 202.

              "Authorized Officer" means, with respect to any Person, the chief executive officer, president, chief financial officer or treasurer of such Person.

              "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (x) the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt security multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

              "Bankruptcy Law" shall have the meaning provided in Section 401(5).

              "Board of Directors" means, with respect to any Person, the board of directors of such Person or any authorized committee of such board.

              "Broker-Dealer" shall mean any broker or dealer registered with the Securities and Exchange Commission under the Exchange Act.

              "Business Day" means a day, other than a Saturday or a Sunday, on which banks in New York City and the City of Los Angeles are open for business and not required or authorized to close and, with respect to any place of payment other than New York City, a day, other than a Saturday or a Sunday, on which banks in New York City and in the place of such payment are open for business and not required or authorized to close.

              "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock.

              "Capitalized Lease Obligation" means, with respect to any Person, the obligation of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal Property, which obligation is required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under generally accepted accounting principles. For purposes of this Indenture, the amount of such obligation at any date shall be the outstanding amount thereof at such date, determined in accordance with generally accepted accounting principles.

              "Change of Control" means any one or more of the following:

            (A)      the Company shall consolidate with or merge into any other corporation or any other corporation shall consolidate with or merge into the Company (in either case, other than a consolidation or merger with a Wholly Owned Subsidiary in which all of the Voting Stock of the Company outstanding immediately prior to the effectiveness thereof is changed into or exchanged for substantially the same consideration), in either case pursuant to a transaction in which substantially all of the Voting Stock of the Company outstanding immediately prior to the effectiveness thereof is changed into or exchanged for cash, securities (other than Voting Stock of the Company) or other property; provided, however, that the term "Change of Control" shall not include any such consolidation or merger if, with respect to such consolidation or merger, (x) substantially all of the Voting Stock of the Company outstanding immediately prior to the effectiveness thereof is changed into or exchanged for Voting Stock of the surviving corporation or the ultimate parent of the surviving corporation (the "Merger Common Stock"), (y) the Merger Common Stock, immediately following the effectiveness thereof, is listed for trading on the New York Stock Exchange or the American Stock Exchange or is quoted on the National Association of Securities Dealers Automated Quotation System and is designated as a "national market system security" and (z) immediately after the effectiveness thereof, the Persons who were holders of Voting Stock of the Company immediately prior to the effectiveness thereof (excluding Persons who immediately prior to the effectiveness thereof were Affiliates of the corporation consolidated or merged with the Company in such consolidation or merger (other than Persons who were such Affiliates solely as a result of the ownership by the Company of Capital Stock in such consolidated or merged corporation)) hold in the aggregate more than 50% of the then outstanding Voting Stock of the surviving corporation (or the ultimate parent of the surviving corporation);

              (B)     the Company shall convey, transfer or lease all or substantially all its assets to any Person or Persons (other than to a Wholly Owned Subsidiary); provided, however, that the term "Change of Control" shall not include any such conveyance, transfer or lease of assets (1) pursuant to a Sale and Leaseback Transaction or (2) if immediately after the effectiveness thereof, the Persons who were holders of Voting Stock of the Company immediately prior to the effectiveness thereof (excluding Persons who immediately prior to the effectiveness thereof were Affiliates of the transferee of such assets (other than Persons who were such Affiliates solely as a result of the ownership by the Company of Capital Stock in such transferee)) hold in the aggregate more than 50% of the then outstanding common stock of such transferee; or

              (C)     any Person (other than the Company) or group shall acquire, directly or indirectly, beneficial ownership, in the aggregate, of 50% or more of the outstanding shares of Voting Stock of the Company or securities representing 50% or more of the combined Voting Power of the Company's Voting Stock (the "Controlling Securities"), in either case, outstanding on the date immediately prior to the date of the last such acquisition by such Person or group; provided, however, that the term "Change of Control" shall not include any such acquisition that results in the Company ESOP and members of management of the Company who have been employed in a management capacity with the Company for at least eighteen months owning 50% or more of the Voting Stock of the Company or 50% or more of the Controlling Securities.

              "Change of Control Offer" shall have the meaning provided in Section 711(a).

              "Change of Control Payment Date" shall have the meaning provided in Section 711(b)(2).

              "Clearstream" means Clearstream Banking, S.A.

              "Company" means Aztar Corporation unless and until a successor replaces it in accordance with the terms of this Indenture and thereafter means such successor.

              "Company ESOP" means the employee stock ownership plan adopted by the Company.

              "Company Request" or "Company Order" means a written request or order, respectively, signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

              "Consolidated Amortization Expense" means, for any period, amortization expense of the Company and its Restricted Subsidiaries, on a consolidated basis, for such period (including, without limitation, any amortization or write-offs of deferred financing costs by the Company and its Restricted Subsidiaries during such period).

              "Consolidated Depreciation Expense" means, for any period, depreciation expense of the Company and its Restricted Subsidiaries, on a consolidated basis, for such period.

              "Consolidated Fixed Charge Coverage Ratio" means, as of any Transaction Date, the ratio of (i) Consolidated Operating Cash Flow for the four consecutive fiscal quarters for which financial information in respect thereof is available immediately prior to such Transaction Date to (ii) Consolidated Fixed Charges which will accrue during the then current fiscal quarter in which such Transaction Date occurs (beginning on the first day of such quarter) and the three fiscal quarters immediately subsequent to the end of such current fiscal quarter, provided that, for the purpose of calculating Consolidated Fixed Charges for the period described in this clause (ii), (A) the interest rate on any Indebtedness bearing interest at a rate that is adjustable based on market rate levels shall be calculated based on the assumption that the applicable market rate level in effect on the Transaction Date shall remain constant throughout such period at the market rate level in effect on the Transaction Date, (B) adjustments that are reasonably anticipated to occur during such period to Consolidated Fixed Charges shall be included in such calculation (including such adjustments that result from the scheduled maturity of Indebtedness of the Company and its Restricted Subsidiaries) and (C) Indebtedness shall be included in such calculation that is reasonably anticipated to be created, incurred, assumed or guaranteed by, or to otherwise become the obligation of, the Company or any Restricted Subsidiary; provided, however, that, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, Consolidated Operating Cash Flow and Consolidated Fixed Charges shall (x) include the consolidated operating cash flow and consolidated fixed charges of any Person to be acquired by the Company or any of its Restricted Subsidiaries as a Restricted Subsidiary in connection with the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio, (y) include the consolidated operating cash flow and consolidated fixed charges of any other Person acquired during the period described in clause (i) above by the Company or by any of its Restricted Subsidiaries as a Restricted Subsidiary and (z) exclude the consolidated operating cash flow of any Person directly attributable to the Property of such Person that was the subject of an Asset Sale, on a pro forma basis for the four consecutive fiscal quarters for which financial information in respect thereof is available immediately prior to such Transaction Date, in the case of calculating Consolidated Operating Cash Flow, and for the then current fiscal quarter in which such Transaction Date occurs and the three fiscal quarters immediately subsequent to the end of such fiscal quarter (on the same basis as described in clause (ii) above), in the case of calculating Consolidated Fixed Charges. For purposes of the foregoing proviso, the consolidated operating cash flow and consolidated fixed charges of any such Person shall be determined on the same basis as such items are determined for the Company. For purposes of each pro forma determination of the Consolidated Fixed Charge Coverage Ratio in connection with Section 705(a), the proposed new Indebtedness shall be deemed to be incurred on the first day of the fiscal quarter in which the relevant Transaction Date occurs.

              "Consolidated Fixed Charges" means, for any period, Consolidated Interest Expense.

              "Consolidated Income Tax Expense" means, for any period, the income tax expense of the Company and its Restricted Subsidiaries, on a consolidated basis, for such period (other than income tax expense attributable to Asset Sales).

              "Consolidated Interest Expense" means, for any period, without duplication, (A) the sum of (i) the aggregate amount of interest recognized by the Company and its Restricted Subsidiaries during such period in respect of Indebtedness of the Company and its Restricted Subsidiaries (including, without limitation, all interest capitalized by the Company and its Restricted Subsidiaries during such period and all commissions, discounts and other fees and charges owed by the Company and its Restricted Subsidiaries with respect to letters of credit and bankers' acceptance financing and the net costs associated with Interest Swap Obligations of the Company and its Restricted Subsidiaries), (ii) the aggregate amount of the interest component of rentals in respect of Capitalized Lease Obligations recognized by the Company and its Restricted Subsidiaries during such period, (iii) to the extent any Indebtedness of any Person is guaranteed by the Company or any of its Restricted Subsidiaries, the aggregate amount of interest paid or accrued by such Person during such period attributable to any such Indebtedness and (iv) the aggregate amount of Redeemable Dividends recognized by the Company and its Restricted Subsidiaries, whether or not declared during such period, less (B) any amortization or write-off of deferred financing costs by the Company and its Restricted Subsidiaries during such period; in each case after elimination of intercompany accounts among the Company and its Restricted Subsidiaries and as determined in accordance with generally accepted accounting principles.

              "Consolidated Interest Income" means, for any period, interest income from all sources of the Company and its Restricted Subsidiaries, on a consolidated basis, for such period.

              "Consolidated Net Income" means, for any period, the aggregate net income of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with generally accepted accounting principles, provided that there shall be excluded therefrom (i) gains and losses from Asset Sales or reserves relating thereto, (ii) items classified as extraordinary or nonrecurring, (iii) the income (or loss) of any Unrestricted Subsidiary or Joint Venture, except to the extent that the aggregate amount of cash dividends or other distributions actually paid during such period to the Company or any Restricted Subsidiary by such Unrestricted Subsidiary or Joint Venture in respect of its Capital Stock out of funds legally available therefor exceeds the aggregate amount of new Investments in such Unrestricted Subsidiary or Joint Venture by the Company or any Restricted Subsidiary during such period, (iv) except to the extent includable pursuant to clause (iii), the income (or loss) of any Person accrued or attributable to any period prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or that Person's assets (or a portion thereof) are acquired by the Company or any of its Restricted Subsidiaries and (v) the income of any Restricted Subsidiary to the extent that such Restricted Subsidiary is prevented from paying such income to the Company or another Restricted Subsidiary, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation (including any requirement for any prior governmental approval that has not been obtained) applicable to that Restricted Subsidiary or its stockholders. Notwithstanding the foregoing, Consolidated Net Income as used in Section 704 shall include gains (or losses) on the sale by the Company or a Restricted Subsidiary of an Unrestricted Subsidiary.

              "Consolidated Operating Cash Flow" means, for any period, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, plus (iii) Consolidated Income Tax Expense, plus (iv) Consolidated Depreciation Expense, plus (v) Consolidated Amortization Expense, plus (vi) equity in unconsolidated partnerships' losses, minus (vii) Consolidated Interest Income, plus (viii) any pre-opening expenses, plus (ix) other non-cash items reducing such Consolidated Net Income, minus (x) other non-cash items increasing such Consolidated Net Income, for such period, all as determined in accordance with generally accepted accounting principles.

              "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date hereof is located at Corporate Trust Division, 60 Livingston Avenue, St. Paul, Minnesota 55107.

              "corporation" means any corporation and any voluntary association, joint stock company, business trust or similar organization.

              "Credit Agreement" means any of the Existing Revolving Credit Agreement, the Existing Term Loan Credit Agreement, the Tropicana Enterprises Mortgage Loan Agreement, or the New Senior Credit Agreement as any such facilities may be amended (including any amendment and restatement thereof), supplemented or otherwise modified, including any extensions, replacements, renewals, refundings, refinancings or restructurings of all or any portion of the Indebtedness and other obligations thereunder.

              "Credit Facility" means one or more debt facilities pursuant to one or more agreements, facilities, instruments, indentures or debt securities (including debt securities sold into capital markets) and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, including, without limitation, the Credit Agreement, among the Company and/or any of its Restricted Subsidiaries and one or more banks or other lenders providing for the making of term loans or loans on a revolving basis (including, in either case, construction loans and lines of credit), the issuance of letters of credit and the creation of bankers' acceptances, and including Interest Swap Obligations and Currency Agreements relating thereto, as any such facilities may be amended (including any amendment and restatement thereof), supplemented or otherwise modified, including any extensions, replacements, renewals, refundings, refinancings or restructurings of all or any portion of the Indebtedness and other obligations thereunder.

              "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap or cap agreement, option or futures contract or other agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

              "Custodian" shall have the meaning provided in Section 401(5)(iii).

              "Default" means any event or condition which is, or after giving of notice or passage of time or both would be, an Event of Default.

              "Defaulted Interest" shall have the meaning provided in Section 212.

              "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 206 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

              "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 203 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

              "Designated Senior Indebtedness" means each issue of Senior Indebtedness that: (1) has an outstanding principal amount of not less than $25,000,000; and (2) has been designated as Designated Senior Indebtedness pursuant to an Officers' Certificate of the Company received by the Trustee.

              "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

              "DTC" shall have the meaning provided in Section 203.

              "Effective Date" means June 2, 2004.

              "8 ⅞% Notes" means the 8 ⅞% Senior Subordinated Notes Due 2007 of the Company.

              "Equity Offering" means an offer and sale of Qualified Capital Stock of the Company pursuant to (1) an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (2) a private placement to Persons who are not Subsidiaries of the Company.

              "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

              "Event of Default" shall have the meaning provided in Section 401.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Exchange Notes" shall have the meaning provided in Section 206(f).

              "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

              "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

              "Existing Revolving Credit Agreement" means the Amended and Restated Reducing Revolving Loan Agreement dated as of May 28, 1998, among the Company, the Lenders party thereto, and Bank of America, N.A., as administrative agent, as amended.

              "Existing Term Loan Credit Agreement" means the Term Loan Agreement dated as of May 28, 1998, among the Company, the Lenders party thereto, and Bank of America, N.A., as administrative agent, as amended.

              "Gaming Authority" means the United States federal government or any state, county, municipality or other political subdivision or any agency or other governmental authority thereof that now or hereafter has jurisdiction over all or any portion of the gaming activities of the Company or any of its Subsidiaries.

              "Gaming Jurisdiction Law" means any law, statute, ordinance, code, regulation, constitutional provision, rule, order, directive or other enforceable requirement now or hereafter in existence of any Gaming Authority.

              "Gaming License" means any license, franchise or other authorization on the date of this Indenture or thereafter required to own, lease, operate or otherwise conduct the gaming business of the Company, including, without limitation, all licenses granted under the New Jersey Act, the Nevada Act, the Indiana Act, the Missouri Act, the regulations of the New Jersey Commission, the New Jersey Division, the Nevada Commission, the Nevada Control Board, the Clark County (Nevada) Liquor and Gaming Licensing Board, the Indiana Commission, the Missouri Commission and other Legal Requirements.

              "Global Note" means a permanent global note in registered form deposited with the Trustee, as a custodian for The Depositary Trust Company or any other designated depositary.

              "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature, whatsoever of any governmental or quasi-government unit, whether federal, state, county, district, city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official of any thereof, including, without limitation, the New Jersey Commission, the New Jersey Division, the Nevada Commission, the Nevada Control Board, the Clark County (Nevada) Liquor and Gaming Licensing Board, the Missouri Commission and the Indiana Commission.

              "guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner.

              "Holder" means the Person in whose name a Note is registered in the Register.

              "Holdings" means Ramada New Jersey Holdings Corporation, a Delaware corporation.

              "HRN" means Hotel Ramada of Nevada, a Nevada corporation.

              "IAI Global Note" means the global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

              "Indebtedness" means, with respect to any Person, without duplication, (a) any obligation, contingent or otherwise, for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) any obligation evidenced by bonds, debentures, notes or other similar instruments, (c) any obligation owed for all or any part of the purchase price of Property, other assets or services or for the cost of Property or other assets constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable included in current liabilities and incurred in respect of Property or services purchased in the ordinary course of business, (d) any obligation of such Person under or in connection with any letter of credit issued for the account of such Person and all drafts drawn or demands for payment honored thereunder, (e) any obligation under conditional sale or other title retention agreements relating to purchased Property, (f) any obligation issued or assumed as the deferred purchase price of Property (other than accounts payable incurred in the ordinary course of business), (g) any obligation, contingent or otherwise, as set forth in subclauses (a), (b) and (c) of this definition, of any other Person secured by any Lien in respect of Property of such Person even though such Person has not assumed or become liable for payment of such obligation, (h) any Capitalized Lease Obligation or any other obligation pursuant to any Sale and Leaseback Transaction, (i) any note payable or draft accepted representing an extension of credit (other than extensions of credit for Property and services purchased in the ordinary course of business), whether or not representing an obligation for borrowed money, (j) the maximum fixed repurchase price of any Redeemable Stock, (k) obligations in respect of Interest Swap Obligations and Currency Agreements and (l) any obligation which is a guarantee with respect to Indebtedness (of a kind otherwise described in this definition) of another Person. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such contingent obligations at such date and, in the case of clause (g), the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

              "Indenture" means this Indenture as amended or supplemented from time to time.

              "Independent" means a Person who (l) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Notes or in any Affiliate of the Company or of such other obligor and (3) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

              "Indiana Act" means the Indiana Riverboat Gambling Act as codified at IC4-33, as amended from time to time, or any successor act.

              "Indiana Commission" means the Indiana Gaming Commission or any successor agency.

              "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

              "Initial Notes" means the first $300,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

              "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

              "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

              "Interest Swap Obligations" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

              "Investment" means, with respect to any Person (such Person being referred to in this definition as the "Investor"), any amount paid by the Investor, directly or indirectly, or any transfer of Property, directly or indirectly (such amount to be the fair market value of such Property at the time of transfer as determined in good faith by the Board of Directors of the Investor, whose determination shall be conclusive) by the Investor to any other Person (i) for Capital Stock of, or other equity interest in, or as a capital contribution to, such other Person or (ii) as a direct or indirect loan or advance to such other Person (other than (a) accounts receivable of the Investor arising in the ordinary course of business and (b) loans and advances to employees of the Company and its Restricted Subsidiaries (or guarantees of third party loans to employees) in the ordinary course of business for bona fide business purposes).

              "Investment Company Act" means the Investment Company Act of 1940, as amended.

              "Joint Venture" means any Person (other than a Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint or shared equity interest with the Company or any of its Subsidiaries.

              "Legal Holiday" means any day that is not a Business Day.

              "Legal Requirements" means all laws, statutes and ordinances (including building codes and zoning and environmental laws, regulations and ordinances) and all rules, orders, rulings, regulations, directives, decrees, injunctions and requirements of all Governmental Authorities, that are now or may hereafter be in existence, and that may be applicable to the Company or any Subsidiary or Affiliate thereof, or the Trustee (including, without limitation, the New Jersey Act, the Nevada Act, the Indiana Act, the Missouri Act and the regulations and supervisory procedures of the New Jersey Division, the New Jersey Commission, the Nevada Commission, the Nevada Control Board, the Clark County (Nevada) Liquor and Gaming Licensing Board, the Indiana Commission, and the Missouri Commission as modified by any variances, special use permits, waivers, exceptions or other exemptions which may from time to time be applicable).

              "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

              "Lien" means any mortgage, pledge, lien, charge, deed of trust, security interest, conditional sale or other title retention agreement or any other similar encumbrance (including any agreement to give any security interest).

              "Liquidated Damages" means all special interest then owing pursuant to Section 2(d) of the Registration Rights Agreement.

              "Missouri Act" means the Missouri Gaming law as codified under Sections 313.004 and 313.800-850, RSMo., as amended from time to time, or any successor provision of law.

              "Missouri Commission" means the Missouri Gaming Commission or any successor agency.

              "Moody's" means Moody's Investors Services, Inc., and its successors.

              "Nevada Act" means the Nevada Gaming Control Act, Nev. Rev. Stat. Ann. Sections 463.010, et seq., and the regulations of the Nevada Commission promulgated thereunder, as amended from time to time, or any successor provision of law.

              "Nevada Commission" means the Nevada Gaming Commission or any successor agency appointed pursuant to the Nevada Act.

              "Nevada Control Board" means the Nevada State Gaming Control Board or any successor agency appointed pursuant to the Nevada Act.

              "New Jersey Act" means the New Jersey Casino Control Act, N.J. Stat. Ann. 5:12-1 et seq., (New Jersey Public Law 1977, L. 110) as amended from time to time, or any successor provision of law.

              "New Jersey Commission" means the New Jersey Casino Control Commission or any successor agency appointed pursuant to the New Jersey Act.

              "New Jersey Division" means the Division of Gaming Enforcement of the New Jersey Department of Law and Public Safety or any successor division or agency.

              "New Senior Credit Agreement" means the definitive documentation with respect to the proposed senior syndicated credit facility executed in connection with the Commitment Letter, dated April 28, 2004, among the Company, Bank of America, N.A. and Banc of America Securities LLC.

              "9% Notes" means the 9% Senior Subordinated Notes Due 2011 of the Company.

              "Non-U.S. Person" means a Person who is not a U.S. Person.

              "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

              "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes, any Additional Notes and any Exchange Notes issued in respect of either Initial Notes or Additional Notes shall be treated as a single class for all purposes under this Indenture.

              "Officers' Certificate" means, with respect to any Person, a certificate signed by an Authorized Officer (other than the treasurer) and by the treasurer, an assistant treasurer, the secretary or an assistant secretary of such Person.

              "144A Global Note" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

              "Opinion of Counsel" means a written opinion (which may be subject to customary assumptions, qualifications and exceptions) from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

              "Outstanding" means, with respect to the Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) the Notes theretofore cancelled by the Trustee or delivered to the Corporate Trust Office for cancellation;

                        (ii)     the Notes for whose payment or redemption money in the necessary amount has been theretofore deposited (other than pursuant to Article III) with the Trustee or any Paying Agent (other than the Company or an Affiliate thereof), provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                        (iii)     the Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture except for the Notes replaced pursuant to Section 207 if the Trustee has received proof satisfactory to it that the replaced Note is held by a bona fide purchaser; provided, however, that solely for the purpose of determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes held of record or beneficially owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so held or owned shall be so disregarded. Notes so held or owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

              "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

              "Paying Agent" shall have the meaning provided in Section 203.

              "Payment Blockage Period" shall have the meaning provided in Section 1003.

              "Permitted Liens" means, with respect to any Person, (i) Liens for taxes, assessments, governmental charges or claims which are not yet due and payable or are being contested in good faith by such Person by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in accordance with generally accepted accounting principles shall have been made by such Person; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in accordance with generally accepted accounting principles shall have been made by such Person; (iii) Liens incurred or deposits made by such Person in the ordinary course of business in connection with worker's compensation, unemployment insurance, medical insurance and other types of social security and deposits made by such Person in the ordinary course of business in connection with other kinds of insurance; (iv) Liens incurred or deposits made by such Person to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of such Person or any of its Subsidiaries incurred in the ordinary course of business; (vi) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired by such Person after the date of this Indenture; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, all costs (including the cost of construction, installation or improvement) of the item of Property subject thereto, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (c) such Lien does not extend to or cover any other Property other than such item of Property and any improvements on such item and (d) the incurrence of such Indebtedness is permitted by Section 705; (vii) Liens upon specific items of inventory or other goods and proceeds of such Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or other goods; (viii) Liens securing reimbursement obligations with respect to commercial letters of credit issued for the account of such Person which encumber documents and other Property relating to such commercial letters of credit and the products and proceeds thereof; (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods by such Person; (x) licenses, leases or subleases granted to others not interfering in any material adverse respect with the business of such Person or any of its Subsidiaries; (xi) Liens encumbering Property or assets of such Person under construction arising from progress or partial payments by a customer of such Person or one of its Subsidiaries relating to such Property or assets; (xii) Liens encumbering customary initial deposits and margin accounts, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the gaming industry, in each case securing Interest Swap Obligations or Currency Agreements; (xiii) Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements of such Person or its Subsidiaries; (xiv) any interest or title of a lessor in the Property subject to any Capitalized Lease Obligation or operating lease which, in each case, is permitted under this Indenture; (xv) Liens securing obligations to the Trustee pursuant to the compensation and indemnity provisions of this Indenture; (xvi) purchase money liens securing payables arising from the purchase by such Person or any of its Subsidiaries of any equipment or goods in the ordinary course of business, provided that such payables do not constitute Indebtedness; (xvii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by such Person or any of its Subsidiaries in the ordinary course of business; (xviii) Liens for judgments or orders not giving rise to a Default or Event of Default; (xix) Liens on property acquired by the Company or any Restricted Subsidiary (including an indirect acquisition of property by way of a merger of a Person with or into the Company or any Restricted Subsidiary or the acquisition of a Person), provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation, and were not created in connection therewith or in anticipation thereof, and provided, further, that such Liens do not extend to any additional property or assets of the Company or any Restricted Subsidiary; (xx) Liens securing Replacement Indebtedness refinancing Indebtedness secured by a Lien permitted by any of the foregoing clauses (i) through (xix); provided that such Liens do not extend to any additional property or assets of the Company or any Restricted Subsidiary not securing such refinanced Indebtedness; and (xxi) Liens not specified in the foregoing and not otherwise permitted by Section 706, provided that the aggregate Indebtedness secured by the Liens under this clause (xxi) will not exceed $10,000,000 at any time.

              "Person" means any individual, partnership, corporation, venture, joint venture, unincorporated organization, association, joint-stock company, trust or Governmental Authority.

              "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note. For the purposes of this definition, any Note authenticated and delivered under Section 207 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

              "Preferred Share Purchase Rights" shall have the meaning given to the term "Rights" in the Rights Agreement dated as of December 14, 1999 between the Company and ChaseMellon Shareholder Services, L.L.C.

              "principal" means, with respect to any debt security (including any Note), the principal of such debt security plus the premium, if any, on such debt security.

              "Private Placement Legend" means the legend set forth in Section 206(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

              "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

              "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

              "Qualified Capital Stock" means Capital Stock not constituting Redeemable Stock.

              "Redeemable Dividend" means, for any dividend payable with respect to Redeemable Stock, (i) to the extent such dividend is fully deductible for federal income tax purposes, the amount of such dividend and (ii) to the extent such dividend may not be deductible, the quotient of the amount of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

              "Redeemable Stock" means, with respect to any Person, any Capital Stock issued by such Person that by its terms or otherwise is required to be redeemed (other than a security that is required to be redeemed only in the event that a holder of such security fails to qualify or to be found suitable or otherwise eligible under a Gaming Jurisdiction Law to remain as a holder of such security) or is redeemable at the option of the holder of such security at any time prior to the maturity of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Redeemable Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Redeemable Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 704.

              "Redemption Date" means, with respect to any Note to be redeemed, the date fixed for such redemption pursuant to the terms of this Indenture and the Notes.

              "Redemption Price" means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

              "Register" means the register in which the Company provides for the registration of Notes and the registration for the transfer of Notes.

              "Registrar" shall have the meaning provided in Section 203.

              "Registration Rights Agreement" means, with respect to the Initial Notes, the Exchange and Registration Rights Agreement, dated as of the Effective Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act or exchange such Additional Notes for Notes registered under the Securities Act.

              "Regular Record Date" means, for the interest payable on any Interest Payment Date in respect of a Note, the date so specified in Paragraph 2 of such Note.

              "Regulation S" means Regulation S promulgated under the Securities Act.

              "Regulation S Global Note" means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

              "Replacement Indebtedness" shall have the meaning provided in Section 705(b).

              "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

              "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

              "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

              "Restricted Payments" shall have the meaning provided in Section 704.

              "Restricted Subsidiary" means any Subsidiary of the Company that (i) has not been designated by the Board of Directors of the Company as an Unrestricted Subsidiary or (ii) was an Unrestricted Subsidiary but has been redesignated by the Board of Directors of the Company as a Restricted Subsidiary, in each case as provided under the definition of Unrestricted Subsidiary in this Section 101.

              "Rule 144" means Rule 144 promulgated under the Securities Act.

              "Rule 144A" means Rule 144A promulgated under the Securities Act.

              "Rule 903" means Rule 903 promulgated under the Securities Act.

              "Rule 904" means Rule 904 promulgated the Securities Act.

              "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of the Company of any Property, whether owned at the date of this Indenture or thereafter acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property if, after giving effect to such arrangement, the Company or a Subsidiary of the Company operates the business, if any, located on such Property.

              "SEC" means the Securities and Exchange Commission.

              "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

              "Senior Indebtedness" means the principal of, interest (including without limitation, interest at the contract rate subsequent to the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Company) on and other amounts due on or in connection with any Indebtedness of the Company for money borrowed from others, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed, which, at the date of the Indenture or at the time of any such creation, incurrence, assumption or guarantee, (i) is by its terms expressly senior to the Notes and not subordinate or subject in right of payment to any other Indebtedness of the Company, or (ii) is secured by a lien on any Property of the Company or any of its Subsidiaries; provided, however, that Senior Indebtedness shall not include any such Indebtedness if (A) the value of the collateral securing such Indebtedness at time of incurrence is less than the amount of such Indebtedness or (B) the value of any Property substituted for the collateral securing such Indebtedness is less than the value of the collateral so released in either case as determined by the Company and set forth in an Officers' Certificate of the Company received by the Trustee, which certificate shall be conclusive evidence of the correctness of the matters set forth herein, or (iii) has been designated Senior Indebtedness pursuant to an Officers' Certificate of the Company received by the Trustee. Notwithstanding anything herein to the contrary, Senior Indebtedness shall not mean (a) Indebtedness of the Company to a Subsidiary of the Company for money borrowed or advances from such Subsidiary, (b) Indebtedness representing the maximum fixed repurchase price of any Capital Stock of the Company which by its terms or otherwise is or may be required to be redeemed or repurchased prior to the Stated Maturity of the Notes or at the option of the holder thereof, (c) Indebtedness of the Company to any officer or director thereof, (d) obligations owing under judgments arising out of obligations that are not Indebtedness for borrowed money, (e) accounts payable or any other Indebtedness to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services, (f) any liability for federal, state, local or other taxes owed or owing by the Company and (g) the Company's 8 ⅞% Notes and the 9% Notes.

              "Series B Preferred Stock" means shares of the Company's preferred stock, Series B held by the trustee for the Company ESOP.

              "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

              "Significant Subsidiary" means any Subsidiary of the Company (i) the revenues attributable to which for the then most recently completed four fiscal quarters constituted 5% or more of the consolidated revenues of the Company and its Subsidiaries for such period, (ii) the assets of which as of the end of such period constituted 5% or more of the consolidated assets of the Company and its Subsidiaries as of the end of such period or (iii) that operates, owns or leases any Property that is material to the business operations of the Company or any Restricted Subsidiary.

              "Special Record Date" means a date fixed by the Trustee pursuant to Section 212.

              "Stated Maturity" means, with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed day on which the principal on such Note or such installment of interest is due.

              "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof, or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least majority ownership interest and the power to direct the policies, management and affairs thereof. For purposes of this definition, any directors' qualifying shares mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

              "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-bbbb) as in effect on the date of execution of this Indenture, except as provided in Section 603.

              "Transaction Date" means the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio or to make any other determination for purposes of complying with the provisions of this Indenture, provided that if such transaction is related to or in connection with any acquisition of any Person, the Transaction Date shall be the date on which the Company or any of its Subsidiaries enters into an agreement with such Person to effect such acquisition; provided, however, that if subsequent to the entering of such agreement the Company or any of its Subsidiaries shall amend the terms of such acquisition with respect to the consideration payable by the Company or any of its Subsidiaries in connection with such acquisition, the Transaction Date shall be the date on which the Company or any of its Subsidiaries enters into an agreement with such Person to effect such amendment. The second proviso above shall not be applicable if, as of the Transaction Date with respect to any acquisition, the Company could incur at least $1.00 of additional Indebtedness under Section 705(a) when the Consolidated Fixed Charge Coverage Ratio is calculated on the basis of the amended terms of such acquisition and the Indebtedness to be incurred by the Company and its Restricted Subsidiaries in connection therewith.

              "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 15, 2009; provided, however, that if the period from the Redemption Date to June 15, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

              "Tropicana" means the Las Vegas Tropicana casino hotel operated by HRN on the date of this Indenture.

              "Tropicana Enterprises" means Tropicana Enterprises, a Nevada general partnership.

              "Tropicana Enterprises Mortgage Loan Agreement" means the Second Amended and Restated Loan Agreement dated October 4, 1994, among Tropicana Enterprises, HRN, the Lenders party thereto, and Bank of America, N.A. as managing agent, as amended.

              "Trust Officer" means, with respect to the Trustee, the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the cashier, any assistant cashier, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is specifically referred because of his or her knowledge of and familiarity with the particular subject.

              "Trustee" means U.S. Bank National Association, 60 Livingston Avenue, St. Paul, Minnesota 55107, unless and until a successor replaces it in accordance with the provisions of this Indenture and thereafter means the successor.

              "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

              "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of

Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear and are not required to bear the Private Placement Legend.

              "Unrestricted Subsidiary" means (1) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary (unless such Subsidiary owns any Capital Stock of or owns or holds any Lien on any Property of the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated), provided that either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) immediately after giving pro forma effect to such designation the Company could incur $1.00 of additional Indebtedness under Section 705(a); and provided, further, that a Subsidiary shall not be designated as an Unrestricted Subsidiary if the Company or a Restricted Subsidiary creates, incurs, issues, assumes, guarantees or in any other manner becomes liable with respect to any obligation of such Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that immediately after giving pro forma effect to such redesignation, the Company could incur $1.00 of additional Indebtedness under Section 705(a). Any such designation or elimination thereof by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions.

              "U.S. Government Obligations" are direct noncallable obligations of the United States of America or guaranteed by the United States of America for the payment of which the full faith and credit of the United States is pledged.

              "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

              "Voting Power" means the aggregate number of votes that may be cast for the election of a corporation's directors (or Persons performing equivalent functions) by the beneficial owners of all shares of Voting Stock issued by the Company.

              "Voting Stock" means securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing equivalent functions).

              "Wholly Owned Subsidiary" means any Restricted Subsidiary of which 100% of the Capital Stock of, or other ownership interest in, such Restricted Subsidiary is at the time owned by the Company or a Wholly Owned Subsidiary.

SECTION 102. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

"indenture securities" means the Notes;

"indenture security holder" means a Holder;

"indenture to be qualified" means this Indenture;

"indenture trustee" or "institutional trustee" means the Trustee;

"obligor" on the Notes means the Company.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules under the TIA have the meanings assigned to them thereby.

          SECTION 103. Compliance Certificates and Opinions.

                     (a)     Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, upon request from the Trustee, furnish to the Trustee:

                      (1)     an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

                     (2)     an Opinion of Counsel stating that in the opinion of such counsel, all such conditions precedent, if any, have been complied with; and/or

                     (3)     other than for the initial request by the Company to the Trustee to authenticate and issue the Notes, an Accountants' Certificate stating that, in the opinion of such accountant, such action may be taken under the Indenture without the occurrence of a Default pursuant to Sections 704, 705 and 801(a)(4).

                      In the case of any such application or request as to which the furnishing of any such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificates or opinion need be furnished.

                    (b)     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                      (1)     a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                      (2)     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                       (3)     a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                      (4)     a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 104. Form of Documents Delivered to Trustee.

                     (a)     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                     (b)     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated to form one instrument.

          SECTION 105. Acts of Holders.

                     (a)     Any request, demand, authorization, direction, notice, consent, waiver or other action provided for by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the Act of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 501) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 105.

                     (b)     The fact and date of the execution by any Person of any instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authorization. The fact and date of the execution of any such instrument or writing, or the authorization of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                     (c)     Ownership of Notes shall be proved by the appearance of a Person's name in the Register.

                     (d)     Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer or in exchange therefor or in lieu thereof, to the same extent as the original Holder, in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                     (e)     The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

          SECTION 106. Notices, Etc. to Trustee and the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                     (1)     the Trustee shall be sufficient for every purpose hereunder if in writing and mailed postage prepaid by first-class, registered or certified mail, in each case return receipt requested, or delivered personally, to the Trustee at its Corporate Trust Division, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Corporate Trust Department, or at any other address previously furnished in writing to the Company; and

                     (2)     the Company shall be sufficient for every purpose hereunder if in writing and mailed postage prepaid by first class, registered or certified mail, in each case return receipt requested, or delivered personally, to the Company, addressed to it at Aztar Corporation, 2390 E. Camelback Road, Suite 400, Phoenix, Arizona 85016, Attention: Chief Financial Officer or at any other address previously furnished in writing to the Trustee by the Company with copies given in one of the foregoing manners to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: Brian G. Cartwright, Esq. (provided that any failure to furnish such copies shall not affect the sufficiency of any such request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document with respect to the Company).

          SECTION 107. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given if in writing and mailed postage prepaid by first-class, registered or certified mail, in each case return receipt requested, to each Holder affected by such event, at his address as it appears in the Register, not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any matter, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case, by reason of suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification may be given by any other reasonable method of giving such notice and shall be deemed to be sufficient giving of such notice for every purpose hereunder.

          If a notice or communication is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          SECTION 108. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Trustee shall comply with the provisions of TIA Section 312(b). The Company, the Trustee, the Registrar and any agent of any of them shall have the protection of TIA Section 312(c).

          SECTION 109. Conflict with TIA. If any provision hereof limits, qualifies or conflicts or fails to comply with another provision which is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

          SECTION 110. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Holders. Each of the Registrar and Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          SECTION 111. No Recourse Against Others. The Notes and the obligations of the Company under this Indenture are solely obligations of the Company and no officer, director, employee or stockholder, as such, shall be liable for any failure by the Company to pay amounts on the Notes when due or perform any such obligation.

          SECTION 112. Execution in Counterparts. This Indenture may be executed in any number of counterparts (whether by original or facsimile signature), each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          SECTION 113. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 114. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. No such indenture, loan or debt agreement may be used to interpret this Indenture.

          SECTION 115. Successors and Assigns. All covenants and agreements in this Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

          SECTION 116. Separability Clause. In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 117. Benefits of Indenture. Nothing in this Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder, any Paying Agent and the Holders of Notes, any benefits or any legal or equitable right, remedy or claim under this Indenture, except to the extent provided in Article Ten with respect to the Holders of Senior Indebtedness.

          SECTION 118. Governing Law and Choice of Forum. This Indenture and each Note shall be deemed to be a contract under the laws of the State of New York and shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law. If any action or proceeding shall be brought by the Trustee or a Holder in order to enforce any right or remedy under this Indenture or the Notes, the Company hereby consents and will submit to the jurisdiction of the courts of the State of New York or any federal court sitting in the Borough of Manhattan in The City of New York, New York. Any action or proceeding brought by the Company to enforce any right, assert any claim or obtain any relief whatsoever in connection with this Indenture or the Notes shall be brought by the Company exclusively in the courts of the State of New York or in any federal court sitting in the Borough of Manhattan in The City of New York, New York. The Trustee hereby consents and agrees to submit to the jurisdiction of the courts of the State of New York or any federal court sitting in the Borough of Manhattan in The City of New York, New York in respect of any action or proceeding under this Indenture or the Notes.

          SECTION 119. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity and, if so made, no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until such Business Day.

          SECTION 120. Incorporation of Exhibit. Exhibit A annexed hereto shall constitute an integral part of this indenture for all purposes.

ARTICLE TWO THE NOTES

          SECTION 201. Form and Dating.

                     (a)     General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                     (b)     Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 206 hereof.

                     (c)     Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

          SECTION 202. Execution and Authentication. An Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer of the Company (an "Authentication Order"), authenticate Notes for original issue without limitation on the aggregate principal amount of the Notes. The Trustee may authenticate a facsimile of the Notes. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, Holders or an Affiliate of the Company.

          SECTION 203. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as

Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

          SECTION 204. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

          SECTION 205. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

          SECTION 206. Transfer and Exchange.

                     (a)     Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, or (iii) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

                  Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 207 and 210 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 206 or Section 207 or 210 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 206(a). However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 206(b), (c) or (f) hereof.

                     (b)     Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                       (i)     Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 206(b)(i).

                       (ii)     All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 206(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either both (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or both (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 206(f) hereof, the requirements of this Section 206(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the

Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 206(h) hereof.

                       (iii)     Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 206(b)(ii) above and the Registrar receives the following:

                        (A)     if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B)     if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C)     if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                       (iv)     Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 206(b)(ii) above and:

                        (A)     such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B)     such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C)     such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                         (1)     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                          (2)     if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 202 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                       (i)     Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                        (A)     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                        (B)     if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C)     if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D)     if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E)     if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                        (F)     if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (G)     if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 206(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 206(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 206(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                       (ii)     Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B)     such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C)     such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                  (1)     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                  (2)     if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                       (iii)     Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 206(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 206(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 206(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such

Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 206(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer or Exchange of Definitive Notes for Beneficial Interests.

                       (i)     Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                        (A)     if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                        (B)     if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C)     if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D)     if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E)     if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                        (F)     if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (G)      if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                       (ii)     Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                        (A)     such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B)     such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C)      such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                  (1)     if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                  (2)     if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 206(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                       (iii)     Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                      If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 202 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                     (e)     Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 206(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 206(e).

                       (i)     Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                        (A)     if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B)     if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C)     if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                       (ii)     Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                        (A)     such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B)     any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C)     any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                      (1)     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                      (2)     if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                       (iii)     Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                     (f)     Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 202, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (collectively, the "Exchange Notes"). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

                     (g)     Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend.

               (A)     Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT

            (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY:

           (1)(a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN A

TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT THE ISSUER SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, RESALE, ASSIGNMENT, PLEDGE OR TRANSFER PURSUANT TO THIS CLAUSE (e) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION (IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER) OF COUNSEL SATISFACTORY TO THE ISSUER, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER

(ii) TO THE ISSUER, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

           AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

            (B)     THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                       (B)     Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 206 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 207 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 206(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 211 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                        (h)     Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 211 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                        (i)     General Provisions Relating to Transfers and Exchanges.

                       (i)     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                       (ii)     No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 210, 605, 711 and 906 hereof).

                       (iii)     The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                       (iv)     All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                       (v)     The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                       (vi)     Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                       (vii)     The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 202 hereof.

                       (viii)     All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 206 to effect a registration of transfer or exchange may be submitted by facsimile.

          SECTION 207. Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Company or the Trustee, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

          SECTION 208. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in

Section 209 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 207 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section 701 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

          SECTION 209. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

          SECTION 210. Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate permanent Global or Definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

          SECTION 211. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. Subject to the record retention requirements of the Exchange Act, the Trustee shall destroy cancelled Notes and furnish a certificate of such destruction to the Company.

          SECTION 212. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date (the "Special Record Date") and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

          SECTION 213. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 214. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

ARTICLE THREE DEFEASANCE; SATISFACTION AND DISCHARGE

          SECTION 301. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section 302 or 303 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Three.

          SECTION 302. Legal Defeasance and Discharge. Upon the Company's exercise under Section 301 hereof of the option applicable to this Section 302, the Company will, subject to the satisfaction of the conditions set forth in Section 304 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be "outstanding" only for the purposes of Section 305 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                       (1)     the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such Notes when such payments are due from the trust referred to in Section 304 hereof;

                       (2)     the Company's obligations with respect to such Notes under Article Sections 202, 203, 204, 207 and 210 hereof;

43

                       (3)     the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

                       (4)     this Article Three.

                       Subject to compliance with this Article Three, the Company may exercise its option under this Section 302 notwithstanding the prior exercise of its option under Section 303 hereof.

          SECTION 303. Covenant Defeasance. Upon the Company's exercise under Section 301 hereof of the option applicable to this Section 303, the Company will, subject to the satisfaction of the conditions set forth in Section 304 hereof, be released from each of its obligations under the covenants contained in Sections 704, 705, 706, 707, 708, 709, 710, 711, 712, 713, 714 (except as to existence of the Company), 715 and 716 and the provisions of Sections 401(3) (but only to the extent that Section 401(3) relates to such enumerated provisions), 801(a)(4) with respect to the outstanding Notes on and after the date the conditions set forth in Section 304 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 401 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company's exercise under Section 301 hereof of the option applicable to this Section 303, subject to the satisfaction of the conditions set forth in Section 304 hereof, Sections 401(4) and (7) hereof will not constitute Events of Default.

          SECTION 304. Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 302 or 303 hereof:

                       (1)     the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

                       (2)     in the case of an election under Section 302 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

                        (A)     the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                        (B)     since the date of this Indenture, there has been a change in the applicable federal income tax law,

             in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                       (3)     in the case of an election under Section 303 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                       (4)     no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

                       (5)     such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                       (6)     the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

                       (7)     the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

             SECTION 305. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 306 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 305, the "Trustee") pursuant to Section 304 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

             The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 304 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

             Notwithstanding anything in this Article Three to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 304 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 304(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

             SECTION 306. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

             SECTION 307. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. Government Obligations in accordance with Section 302 or 303 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 302 or 303 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 302 or 303 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

             SECTION 308. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

                        (a)     all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                         (b)     all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

                       (2)     no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

                       (3)     the Company has paid or caused to be paid all sums payable by it under this Indenture; and

                        (4)     the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

       In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

       Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 308, the provisions of Sections 306 and 309 hereof will survive. In addition, nothing in this Section 308 will be deemed to discharge those provisions of Section 507 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

       Section 309. Application of Trust Money. Subject to the provisions of Section 306 hereof, all money deposited with the Trustee pursuant to Section 308 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

       If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 308 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 308 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 308 hereof; provided that if the Company has made any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE FOUR DEFAULTS AND REMEDIES

       SECTION 401. Events of Default. "Events of Default", wherever used herein, means any one of the following events:

                       (1)     The Company defaults in the payment of interest on any Note when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment is prohibited by Article Ten;

                       (2)     The Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption, repayment pursuant to Section 711 or otherwise, whether or not such payment is prohibited by Article Ten;

                       (3)     The Company fails to observe, perform or comply with any of its other agreements or covenants in or provisions of the Notes or this Indenture and the failure to observe, perform or comply continues for the period and after the notice specified below;

                       (4)     A default or defaults occur under any mortgage, indenture, bond, note, debenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries, whether such Indebtedness now exists or shall be created hereafter, and such Indebtedness shall have been accelerated (or shall have matured); provided that the principal amount of Indebtedness with respect to which any such default or defaults and acceleration (or maturity) has occurred and is continuing, together with the principal amount of all other Indebtedness with respect to which such a default or defaults and acceleration (or maturity) has occurred and is continuing, aggregates $10,000,000 or more;

                       (5)     The Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Title 11 of the United States Code or any similar federal or state law for the relief of debtors or affecting creditors' rights (collectively, "Bankruptcy Law"):

                        (i)       commences a voluntary case or any other action or proceeding,

                        (ii)      consents by answer or otherwise to the commencement against it of an involuntary case or any other action or proceeding,

                        (iii)     seeks or consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official (collectively, a "Custodian") of it or for all or substantially all of its Property,

                        (iv)     makes a general assignment for the benefit of its creditors, or

                        (v)     generally is unable to pay its debts as the same become due;

(6) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law or under any law affecting creditors' rights that is similar to a Bankruptcy Law that:

                        (i)     is for relief against the Company or any of its Restricted Subsidiaries in an involuntary case in bankruptcy or any other action or proceeding for any other relief,

                        (ii)     appoints a Custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of the Property of the Company or any of its Restricted Subsidiaries, or

                        (iii)     orders the liquidation of the Company or any of its Restricted Subsidiaries, and in each case the order or decree remains unstayed and in effect for 60 days, or any dismissal, stay, rescission or termination ceases to remain in effect; or

                          (7)     one or more judgments or orders shall have been rendered against the Company or any of its Restricted Subsidiaries in an aggregate amount in excess of $10,000,000 and shall not have been discharged and either (x) an enforcement proceeding shall have been commenced by any creditor upon any such judgment or (y) there shall be any period of 90 consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, shall not be in effect.

       A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes provide written notification to the Company (and the Trustee, in the case of Holders giving notice) of the Default and the Company does not cure the Default within 60 days after receipt of the notice. Any notice of Default must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default". Such notice shall be given by the Trustee if so requested by Holders of at least 25% in principal amount of the then Outstanding Notes.

       SECTION 402. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing (other than an Event of Default as defined in clauses (5) and (6) of Section 401), then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of, and all accrued but unpaid interest on, all the Notes to be due and payable by a notice, in writing, to the Company (and the Trustee in the case of a notice given by Holders) and upon any such declaration such principal and accrued interest shall become due and payable immediately. In case an Event of Default as defined in clauses (5) and (6) of Section 401 occurs, the principal of and interest on the Notes shall become immediately due and payable without any declaration or act on the part of the Holders or the Trustee.

       In the event of a declaration of acceleration because an Event of Default as defined in clause (4) of Section 401 has occurred, and is continuing, such declaration and its consequences shall be automatically rescinded and annulled if (x) in the case of Indebtedness that has been accelerated, the Holders of such Indebtedness shall have rescinded the declaration of acceleration and the consequences thereof within 10 days of such declaration or, in the case of Indebtedness that has matured, such Indebtedness has been discharged in full within 10 days following maturity, (y) the Company shall have delivered an Officers' Certificate certifying such rescission or discharge to the Trustee and (z) no other Event of Default shall have occurred and be continuing.

       At any time after the Notes have been accelerated and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Four, the Holders of not less than a majority in principal amount of the Notes Outstanding, by notice to the Company and the Trustee, may rescind and annul such acceleration and its consequences if:

(1) there has been paid or deposited with the Trustee a sum sufficient to pay

                        (A)     all overdue installments of interest on all Notes,

                        (B)     the principal of any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

                        (C)     to the extent the payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Notes, and

                        (D)     all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel;

                        (2)     all Defaults and Events of Default, other than the non-payment of the principal of and interest on the Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 413;

                        (3)     the rescission would not conflict with any judgment or order of a court of competent jurisdiction; and

                        (4)     in the event of a cure or waiver of a Default or Event of Default under clause (4) of Section 401, the Trustee shall have received an Officers' Certificate of the Company and an Opinion of Counsel that the default giving rise to such Default or Event of Default has been cured or waived.

       No such rescission shall affect any subsequent default or impair any right consequent thereon.

       SECTION 403. Collection Suits by Trustee. If an Event of Default specified in clause (1) or (2) of Section 401 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

       If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial and non-judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture, the Notes or in any other agreement or instrument or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

       SECTION 404. Trustee May File Proofs of Claim.

                         (a)     In the case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or to the Property of the Company or of such other obligor, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or such other obligor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                        (1)     to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes (including post-petition interest) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                        (2)     to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 507.

                         (b)     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, except that the Trustee may vote on behalf of the Holders for the appointment of a trustee in bankruptcy without soliciting or canvassing any Holder for consent or approval.

       SECTION 405. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

       SECTION 406. Application of Money Collected. Any money collected by the Trustee pursuant to this Article Four shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                        First: To the payment of all amounts due the Trustee under Section 507;

                        Second: To Holders of Senior Indebtedness to the extent required by Article Ten;

                        Third: To the payment of the amounts then due and unpaid upon the Notes for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

                        Fourth: To the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct.

       The Trustee may set a record date and payment date for any payment to Holders pursuant to this Section.

       SECTION 407. Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                        (1)     such Holder has previously given written notice to the Trustee of a continuing Event of Default,

                        (2)     the Holders of not less than 25% in principal amount of the Outstanding Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder,

                        (3)     such Holder or Holders have offered to the Trustee reasonable indemnity against the losses, expenses and liabilities to be incurred in compliance with such request,

                        (4)     the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and

                        (5)     no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of not less than a majority in principal amount of the Outstanding Notes, it being understood and intended that no one or more Holders shall have any right in any manner by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the ratable benefit of all the Holders.

       SECTION 408. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the absolute and unconditional right to receive payment of the principal of and interest on such Note on or after the respective dates expressed in such Note and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

       SECTION 409. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or the Holder after exhaustion of all rights to appeal, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

       SECTION 410. Rights and Remedies. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

       SECTION 411. Delay or Omission. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

       SECTION 412. Control by Holders. The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                        (1)     such direction shall not be in conflict with any rule of law or with this Indenture;

                        (2)     the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer or Trust Officers, determine that the proceedings so directed would involve it in personal liability or be unduly prejudicial to the Holders not taking part in such direction; and

                        (3)     the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

       SECTION 413. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

                        (1)     in the payment of the principal of or interest on any Note; or

                        (2)     in respect of a covenant or provision hereof which under Article Six cannot be modified or amended without the consent of the Holder of each Outstanding Note affected;

provided, however, that no default in the payment of any amount due to the Trustee under Section 507 or any other provision hereof may be waived by the Holders without the Trustee's written consent.

       Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

       SECTION 414. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by one or more Holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder pursuant to Section 408.

       SECTION 415. Limitation on Trustee's Security. Notwithstanding any other provision contained herein, or any right, interest, lien or remedy created, granted or otherwise provided hereunder, by law or otherwise, for so long as any of the Notes shall be outstanding, the Trustee shall not have and shall not, without consent of the Indiana Commission or the Missouri Commission, as applicable, seek, accept or exercise any security interest or rights of any kind related to possession or ownership of:

                        (1)     any license issued by either the Indiana Commission or the Missouri Commission or any interest in a license issued by either the Indiana Commission or the Missouri Commission,

                        (2)     any ownership interest defined in 11 Missouri Code of State Regulations ("CSR") 45-10.040, in the Issuer, any Affiliate of the Issuer or any other obligor or guarantor with respect to the Notes that is a license of the Commission, or

                        (3)     any slot machine as defined in and subject to the requirements of 11 CSR 45-10.055,

including but not limited to (i) rights as a pledgee, hypothocatee or transferee, (ii) right to gain title, ownership, possession or control of such property and assets and (iii) the ability to require such property and assets to be transferred in any way.

ARTICLE FIVE THE TRUSTEE
SECTION 501. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default:

                      (1)     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                      (2)     in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they appear to conform to the requirements of this Indenture.

                         (b)     In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                         (c)     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (1)     this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                      (2)     the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                      (3)     the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                      (4)     no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                         (d)     The Trustee shall examine any certificates or other documents furnished to it pursuant to the provisions of this Indenture to determine whether or not such certificates or other documents conform to the requirements of such provisions.

                         (e)     Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 501.

       SECTION 502. Notice of Defaults. Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit to all Holders notice of such Default hereunder known to the Trustee in the manner provided in Section 107, unless such Default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

       SECTION 503. Certain Rights of Trustee. Except as otherwise provided in Section 501:

                         (a)     the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                         (b)     any request or direction of the Company shall be sufficiently evidenced by a Company Request;

                         (c)     whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in good faith on its part, rely upon an Officers' Certificate;

                         (d)     the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                         (e)     the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                         (f)     the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                         (g)     the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                         (h)     nothing in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or the exercise of any of its rights or powers hereunder;

                         (i)     the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Seven hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default, except (i) any Default or Event of Default occurring pursuant to Section 401(1), 401(2) or 701, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge; and

                         (j)     delivery of reports, information and documents to the Trustee under Article Seven is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

       SECTION 504.   Not Responsible for Recitals or Issuance of Notes.    The recitals contained herein and in the Notes (except the Trustee's certificate of authentication) shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to validity or sufficiency of this Indenture or the Notes. The Trustee shall not be accountable for the use or application by the Company of the proceeds from the issuance of the Notes.

       SECTION 505. May Hold Notes. The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 508 and 512, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

       SECTION 506. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company. The Trustee shall apply funds deposited with or transferred to it by or on behalf of the Company for the purposes so deposited or transferred and in accordance with the terms of this Indenture.

       SECTION 507. Compensation and Reimbursement. The Company agrees:

                        (1)     to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                        (2)     except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                        (3)     to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

       The Trustee shall promptly notify the Company of any claim asserted against the Trustee for which it may seek indemnity.

       As security for the performance of the obligations of the Company under this Section 507, the Trustee shall have a Lien senior and prior to the Notes upon all Property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on Notes.

       Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under this Section 507 shall survive.

       When the Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (5) or (6) of Section 401, the expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

       SECTION 508. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the TIA, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.

       SECTION 509. Resignation and Removal; Appointment of Successor.

                        (a)     No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Five shall become effective until the acceptance of appointment by the successor Trustee under Section 510.

                        (b)     The Trustee may resign at any time by giving written notice thereof to the Company, the New Jersey Commission, the New Jersey Division, the Nevada Commission and the Nevada Control Board and any other Gaming Authority at least 30 days prior to the proposed resignation.

                        (c)     The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

                        (d)     The Company, by action of an Authorized Officer, may remove the Trustee at any time if:

                        (1)     the Trustee fails to comply with Section 508;

                        (2)     the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                        (3)     a Custodian or public officer takes charge of the Trustee or its Property;

                        (4)     the Trustee becomes incapable of acting; or

                        (5)     the Trustee becomes disqualified under any applicable provision of the New Jersey Act or is found unsuitable under any applicable provision of the Nevada Act, or the Trustee's relationship with the Company may, in the Company's discretion, jeopardize any material Gaming License or franchise or right or approval granted thereto.

                        (e)     If the Trustee fails to comply with Section 508, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                        (f)     If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by action of an Authorized Officer, shall promptly appoint a successor Trustee. Within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee to replace the successor Trustee appointed by the Company may be appointed by an Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee. If, within 30 days after the retiring Trustee resigns or is removed, no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner provided in Section 510, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the then Outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                         (g)     The Company shall give notice to all Holders in accordance with Section 107 of each resignation and each removal of the Trustee and each appointment of a successor Trustee. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

       SECTION 510. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and the successor Trustee and the Company shall enter into a supplemental indenture, pursuant to Section 601 hereof, evidencing the appointment of the successor Trustee. Thereupon, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. On request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee. The retiring Trustee shall promptly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the Lien, if any, provided for in Section 507. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

       No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Five and under the TIA.

       Notwithstanding the replacement of the Trustee pursuant to this Section 510, the Company's obligations under Section 507 hereof shall continue for the benefit of the retiring Trustee in connection with its rights and duties hereunder prior to such replacement.

       SECTION 511. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Five, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor Trustee by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

       SECTION 512. Preferential Collection of Claims Against the Company.

                        (a)     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                        (b)     For the purposes of interpreting TIA Section 311 under this Section 512 only:

                        (1)     The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

                        (2)     The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sales of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a Lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiation or incurring of the draft, bill of exchange, acceptance or obligation.

       SECTION 513. Reports by Trustee.

                        (a)     Within 60 days after May 15 of each year, the Trustee shall transmit by mail to all Holders of Notes, as provided in Subsection (c) of this Section, a brief report dated as of May 15 of such year if and to the extent required under TIA Section 313(a).

                        (b)     The Trustee shall also comply with TIA Section 313(b) and (c).

                        (c)     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, and with the SEC and the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange.

                        (d)     The Trustee shall report the names of all Holders to the New Jersey Division, the New Jersey Commission, the Nevada Control Board, the Nevada Commission and, if requested in writing by the Company, each other Gaming Authority so requested by the Company promptly after the initial issuance of the Notes. The Trustee shall provide to the New Jersey Division, the New Jersey Commission, the Nevada Control Board, the Nevada Commission and, if requested in writing by the Company, each other Gaming Authority so requested by the Company copies of all written communications from the Trustee to all Holders, notice of any Default, notice of any transfer or assignment of the Trustee's rights under this Indenture within five Business Days thereof, a copy of any amendment to this Indenture or the

Notes and notice of any rescission, annulment or waiver in respect of an Event of Default under this Indenture.

                        (e)     The Trustee shall cooperate with the Company in providing information relating to the Notes or the Holders to any Governmental Authority pursuant to any Legal Requirement.

ARTICLE SIX AMENDMENTS, SUPPLEMENTS AND WAIVERS

       SECTION 601. Without Consent of Holders. The Company, when duly authorized by resolutions of its Board of Directors, and the Trustee, may amend or supplement this Indenture or the Notes for the benefit of the Holders without notice to or consent of any Holder:

                        (1)      to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Notes;

                        (2)     to evidence the succession of another Trustee, and the assumption by any such successor Trustee of the obligations of the Trustee hereunder;

                        (3)     to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

                        (4)     to cure any ambiguity, to correct or supplement any provision herein or in the Notes which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture or the Notes which shall not be inconsistent with the provisions of this Indenture or the Notes;

                        (5)     to provide for uncertificated Notes in addition to or in place of certificated Notes;

                        (6)     to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by Section 109;

                        (7)     to conform the text of the Indenture or the Notes to any provision of the Description of Notes set forth in the Company's Offering Memorandum dated May 26, 2004 to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of the Indenture or the Notes; or

                        (8)     to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture as of the Effective Date.

Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the legal rights of any Holder hereunder or under the Notes.

       SECTION 602. With Consent. Subject to Section 408, the Company, when duly authorized by resolution of its Board of Directors, and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes.

       Notwithstanding the provisions of this Section 602, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 413, may not:

                        (1)     reduce the amount of Notes whose Holders must consent to an amendment;

                        (2)     reduce the rate of or change the time for or the manner of, payment of interest, including Defaulted Interest, on any Note;

                        (3)     reduce the principal, or change the Stated Maturity for the payment of principal, of any Note, or reduce the Redemption Price of or change the date on which any Note may be subject to redemption or alter any other provision with respect to redemption pursuant to the terms of the Notes;

                        (4)     waive a Default in the payment of the principal of or interest on or redemption of any Note;

                        (5)     make any Note payable in money other than that stated in the Note; or

                        (6)     make any change in Section 408, 413 or this Section 602.

       It shall not be necessary under this Section 602 for the consent of the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

       An amendment under Section 601 or 602 may not make any change that adversely affects the rights under Article Ten of any holder of an issue of Senior Indebtedness unless the holders of such issue pursuant to its terms consent to the change or the change is otherwise permissible.

       After an amendment under this Section 602 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment.

       SECTION 603. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

       SECTION 604. Revocation and Effect of Consents.

                        (a)     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the Holders of the requisite principal amount of Notes have consented to such amendment or waiver. An amendment or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and the written consents from the Holders of the requisite percentage in principal amount of Notes.

                        (b)     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the second and third sentence of paragraph (a) of this Section 604, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                        (c)     After an amendment or waiver becomes effective, it shall bind every Holder.

       SECTION 605. Notation on or Exchange of Notes; Effect of Supplemental Indenture. If an amendment, supplement or waiver changes the terms of the Notes, the Trustee may require the Holders to deliver the Notes to the Trustee. The Trustee may place an appropriate notation on the Notes concerning such changed terms and return them to the Holders and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Notes shall issue and the Trustee shall authenticate new Notes that reflect such changed terms.

       Upon the execution of any supplemental indenture under this Article Six, this Indenture and, to the extent applicable, the Notes, shall be modified thereby, and every Holder of any Note authenticated and delivered hereunder, whether before or after the execution of such supplemental indenture, shall be bound by this Indenture, as so amended, modified or supplemented.

       SECTION 606. Trustee Protected. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 501, shall be fully protected in relying upon, an Officers' Certificate of the Company and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, that all conditions precedent to the execution thereof have been met, that it will be valid and binding upon the Company in accordance with its terms and that, after the execution thereof, the Company will not be in Default and no Event of Default will have occurred and be continuing.

ARTICLE SEVEN COVENANTS

       SECTION 701. Payment of Notes. The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

       The Company shall pay interest on overdue principal at the rate borne by the Notes; it shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

       SECTION 702. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for presentation for payment, registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations or surrenders may be made or served at the Corporate Trust Office in the City of St. Paul as the office of the Company for purposes of this paragraph. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York where Notes may be surrendered for presentation for payment, for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

       SECTION 703. Money for Note Payments to be Held in Trust. If the Company (or any other obligor on the Notes) or any Affiliate of the Company (or any such other obligor) shall at any time act as the Company's Paying Agent, it will, on or before each due date of the principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

       Whenever the Company shall have one or more Paying Agents, it will, on or prior to each due date of the principal of or interest on any Notes, appoint a lead Paying Agent and deposit with such lead Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such lead Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

       The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 703, that such Paying Agent will:

                        (1)     hold all sums held by it for the payment of the principal of or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                        (2)     give the Trustee notice of any default by the Company (or any other obligor upon the Notes including the Company) in the making of any payment in respect of principal or interest; and

                        (3)     at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

       For the purpose of obtaining the satisfaction and discharge of this Indenture pursuant to Article Three or for any other purpose, the Company may at any time pay, or by a Company Request direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, respectively. Such sums are to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent. Upon any such payment, the Company and any such Paying Agent shall be released from all further liability with respect to such money.

       SECTION 704. Limitation on Restricted Payments.

                        (a)     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend on or make any distribution or payment on its Capital Stock or to its stockholders (in their capacity as stockholders) (other than dividends or distributions payable solely in its Qualified Capital Stock and, in the case of a Restricted Subsidiary, dividends or distributions payable to the Company or a Restricted Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value, any shares of Capital Stock of the Company, (iii)  make any Investment in any Affiliate of the Company (other than a Restricted Subsidiary) or (iv) purchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund or mandatory redemption payment, Indebtedness of the Company that is subordinated in right of payment to the Notes and which is scheduled to mature (after giving effect to any and all unconditional (other than as to the giving of notice) options to extend the maturity thereof) on or after the maturity date of the Notes, if at the time of any such declaration, distribution, payment, purchase, redemption, acquisition or retirement (collectively, the "Restricted Payments") and after giving effect thereto (including, without limitation, in calculating on a pro forma basis, as if such proposed Restricted Payment had been made, the Consolidated Fixed Charge Coverage Ratio of the Company for purposes of clause (y) below):

(x) any Event of Default shall have occurred and be continuing; or (y) the Company could not incur at least $1.00 of additional Indebtedness pursuant to Section 705(a); or

                        (z)     the aggregate amount of Restricted Payments for all such purposes made subsequent to September 28, 1994 would exceed an amount equal to the sum of (i) 50% of aggregate Consolidated Net Income (or if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit) accrued on a cumulative basis in the period commencing on September 28, 1994 and ending on the last day of the fiscal quarter immediately preceding the relevant Transaction Date, (ii) the aggregate net proceeds, including cash and the fair market value of Property other than cash (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, and evidenced by a resolution of such Board of Directors filed with the Trustee) received by the Company from the issuance or sale to any Person (other than a Subsidiary of the Company) during the period commencing on September 28, 1994 and ending on such Transaction Date of Qualified Capital Stock of the Company (other than Capital Stock of the Company issued upon conversion of or in exchange for securities of the Company, except to the extent of any payment to the Company in addition to the securities of the Company surrendered) (iii) without duplication, the sum of: (A) the aggregate amount returned in cash on or with respect to Investments (described in clause (a)(iii) above) made subsequent to the Effective Date, whether through interest payments, principal payments, dividends or other distributions or payments, (B) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company), and (C) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary to the extent of the amount of any Investments in such Unrestricted Subsidiary subsequent to the Effective Date; provided, however, that the sum of clauses (A), (B) and (C) above shall not exceed the aggregate amount of all such Investments made subsequent to the Effective Date; and (iv) to the extent not included in clause (ii) above, the aggregate net proceeds, including cash and the fair market value of Property other than cash (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, and evidenced by a resolution of such Board of Directors filed with the Trustee) received by the Company from the issuance or sale to any Person (other than a Subsidiary of the Company) during the period commencing on September 28, 1994 and ending on such Transaction Date, of any debt securities evidencing Indebtedness of the Company or of any Redeemable Stock of the Company, if, and to the extent that, as of such Transaction Date such debt securities or Redeemable Stock, as the case may be, have been converted into, exchanged for or satisfied by the issuance of Qualified Capital Stock of the Company; provided, however, that, if the Company and its Restricted Subsidiaries have made any Investments during the period commencing on September 28, 1994 and ending on such Transaction Date, the proceeds of which Investments were used, directly or indirectly, by the recipients thereof to purchase Qualified Capital Stock of the Company or other securities that have been converted into, exchanged for or satisfied by the issuance of Qualified Capital Stock of the Company, the aggregate amount determined under clauses (ii) and (iv) shall be net of the aggregate amount of such Investments.

(b) The provisions of this Section 704 shall not prohibit:
(i) the Company or any Restricted Subsidiary from paying a dividend on its own Capital Stock within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary, as the case may be, could have paid such dividend in compliance with the other provisions of this Section 704;

                      (ii)     the Company or any Restricted Subsidiary from redeeming or repurchasing its securities in the event that the holder of such securities has failed to qualify or to be found suitable or otherwise eligible under a Gaming Jurisdiction Law to remain as a holder of such securities;

                      (iii)     the payment of any pro rata dividend (or, in the case of any partnership or limited liability company, any similar distribution) on Qualified Capital Stock of a Restricted Subsidiary held by minority stockholders;

                      (iv)     Holdings from redeeming, or the Company or any Restricted Subsidiary from purchasing, for an amount not exceeding $750,000 in the aggregate, all or a portion of the shares of preferred stock, Series A, of Holdings outstanding on the Effective Date;

                      (v)     the Company and its Restricted Subsidiaries from acquiring shares of Capital Stock of the Company solely in exchange for other shares of Capital Stock of the Company that is not Redeemable Stock and that is not exchangeable for Redeemable Stock whether upon conversion or otherwise;

                      (vi)     if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; or

                      (vii)     if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (y) solely in exchange for shares of Qualified Capital Stock of the Company or (z) through the application of net proceeds of (1) a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or (2) Refinancing Indebtedness;

provided, however, that the aggregate amount of any payment, dividend, acquisition, redemption or distribution made by the Company or any Restricted Subsidiary pursuant to subsection (b)(i), (b)(ii), (b)(iii), (b)(vi) or (b)(vii) (to the extent that (A) the acquisition of such Indebtedness is funded pursuant to clause (z)(1) thereof, or (B) Refinancing Indebtedness issued pursuant to clause (z)(2) thereof is converted into, exchanged for or satisfied by the issuance of Qualified Capital Stock) shall be included in any computation under Section 704(a) of the aggregate amount of Restricted Payments made by the Company and its Restricted Subsidiaries, and the aggregate amount of any payment, dividend, acquisition, redemption or distribution made by the Company or any Restricted Subsidiary pursuant to subsection (b)(iv) or (v) shall not be included in any such computation.

(c) So long as no Event of Default shall have occurred and be continuing, the provisions of this Section 704 shall not prohibit the Company and its Restricted Subsidiaries from:

              (i)     acquiring shares of Capital Stock of the Company (A) to eliminate fractional shares, (B) from a current or former employee or director who has purchased or otherwise acquired shares of Capital Stock of the Company under an employee stock option or employee stock purchase agreement or other plan or agreement and (C) pursuant to a court order, provided that the aggregate consideration paid by the Company and its Restricted Subsidiaries pursuant to subclauses (A) and (B) above shall not exceed $250,000 in any fiscal year of the Company;

              (ii)     declaring or paying any dividend on, or redeeming or repurchasing, shares of the Series B Preferred Stock outstanding on the Effective Date;

              (iii)     redeeming or purchasing the Preferred Share Purchase Rights of the Company at a price not exceeding $0.01 per right and $2,000,000 in the aggregate; or

              (iv)     making any Restricted Payment subsequent to the Effective Date not otherwise permitted by this Section 704, that, when aggregated with all such Restricted Payments made subsequent to the Effective Date, would not exceed $75,000,000 plus 50% of Consolidating Operating Cash Flow for the fiscal year of the Company then most recently ended for which internal financial statements are available at the time of such Restricted Payment;

provided, however, that the aggregate amount of any payment, dividend, acquisition, redemption or distribution made by the Company or any Restricted Subsidiary pursuant to subsection (c)(i), (ii), (iii) or (iv) shall be included in any computation under Section 704(a) of the aggregate amount of Restricted Payments made by the Company and its Restricted Subsidiaries.

       SECTION 705. Limitation on Indebtedness.

                        (a)     The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume, guarantee or otherwise become liable with respect to, or become responsible for the payment of, any Indebtedness unless, after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 1.9 to 1.

                         (b)     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur, create, assume, guarantee or otherwise become liable with respect to any or all of the following: (i) Indebtedness not otherwise permitted pursuant to clauses (ii) through (ix) below in an aggregate amount at any time outstanding of up to $75,000,000 (including any Replacement Indebtedness used to refinance Indebtedness under this clause (i)); (ii) Indebtedness evidenced by the Initial Notes (and any Exchange Notes issued in respect thereof); (iii) Indebtedness of the Company and its Restricted Subsidiaries remaining outstanding immediately after the issuance of the Initial Notes and application of the proceeds thereof; (iv) Indebtedness to the Company or to a Restricted Subsidiary; (v) Indebtedness incurred by the Company or any Restricted Subsidiary in connection with (a) the construction of any new facility or facilities related to the gaming business or any related business of the Company or any

Restricted Subsidiary or in connection with the expansion by the Company or any Restricted Subsidiary of any of its existing facilities; provided, however, that the aggregate principal amount of all such Indebtedness incurred on and subsequent to the Effective Date shall not exceed $100,000,000 (including any Replacement Indebtedness used to refinance Indebtedness under this clause v(a)), (b) the maintenance, refurbishment or replacement by the Company or any Restricted Subsidiary in the ordinary course of business of assets related to the gaming business or any related business of the Company or any Restricted Subsidiary or (c) the acquisition of slot machines, gaming tables or other similar gaming equipment; (vi) Indebtedness under the Credit Facility in an aggregate amount of up to $675,000,000; (vii) Indebtedness under Currency Agreements or Interest Swap Obligations, provided that such Currency Agreements or Interest Swap Obligations are related to payment obligations on Indebtedness otherwise permitted by this Section 705; (viii) Indebtedness incurred in respect of performance bonds, bankers' acceptances, letters of credit and similar arrangements in respect of workers' compensation claims and self-insurance obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business; and (ix) Indebtedness ("Replacement Indebtedness") the proceeds of which are used to refinance (a) all or a portion of the Initial Notes (and any Exchange Notes issued in respect thereof), (b) any other permitted Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness incurred under clause (vi) above or (c) permitted successor or replacement Indebtedness, in each case in a principal amount (or, if such Replacement Indebtedness does not require cash payments prior to maturity, with an original issue price) not to exceed an amount equal to the aggregate of the principal amount plus any prepayment penalties, premiums and accrued and unpaid interest on the Indebtedness so refinanced and customary fees, expenses and costs related to the incurrence of such Replacement Indebtedness, provided that, in the case of this clause (ix), (1) if the Notes are refinanced in part, such Replacement Indebtedness is expressly made pari passu or subordinate in right of payment to the remaining Notes, (2) if the Indebtedness to be refinanced is subordinate in right of payment to the Notes, such Replacement Indebtedness is subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinate to the Notes, and (3) if the Notes are refinanced in part or if the Indebtedness to be refinanced is subordinate in right of payment to the Notes and scheduled to mature after the maturity date of the Notes, such Replacement Indebtedness determined as of the date of incurrence does not mature prior to the final scheduled maturity date of the Notes and the Average Life of such Replacement Indebtedness is equal to or greater than the Average Life of the remaining Notes.

                        For purposes of determining compliance with this Section 705, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (ix) above, or is entitled to be incurred pursuant to paragraph (a) of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant (provided that Indebtedness incurred under the Credit Agreement will be allocated first to the category described in clause (vi) above and other Indebtedness incurred under clause (vi) above will not be reclassified). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Redeemable Stock in the form of additional shares of the same class of Redeemable Stock will not be deemed to be an incurrence of Indebtedness or an issuance of

Redeemable Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Fixed Charges as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. Notwithstanding any other provision of this covenant, but only to avoid duplication, a guarantee of Indebtedness of the Company or a Subsidiary in accordance with the terms of the indenture will not constitute a separate incurrence, or amount outstanding, of Indebtedness.

       SECTION 706. Limitation on Liens. The Company will not, directly or indirectly, create, incur, assume or suffer to exist, or permit any Restricted Subsidiary to create, incur, assume or suffer to exist, any Lien securing Indebtedness on or with respect to any of its Property or Capital Stock, whether now owned or hereafter acquired, or assign, or permit any Restricted Subsidiary to assign, any right to receive income to secure Indebtedness, other than: (i) Liens existing as of the date of this Indenture or Liens arising hereafter pursuant to the Credit Facility; (ii) Liens securing Senior Indebtedness; (iii) Liens in favor of the Company; (iv) Liens securing Indebtedness (including, without limitation, any obligation, contingent or otherwise, for borrowed money of any Person secured by any Lien in respect of Property of the Company or any Restricted Subsidiary, even though neither the Company nor any Restricted Subsidiary has assumed or become liable for payment of such obligation) of the Company (other than Senior Indebtedness) or any Restricted Subsidiary, provided that, with respect to any Indebtedness that is pari passu with the Notes, the Notes are secured by Liens equal and ratable to such Liens and, with respect to Indebtedness that is subordinated to the Notes, the Notes are secured by Liens that are senior to such Liens, in each case so long as such Indebtedness is so secured; and (v) Permitted Liens. Notwithstanding the foregoing, this provision shall not be applicable to any Lien on Capital Stock issued by any Restricted Subsidiary that holds, directly or indirectly, a license, or is a holding company, under the Nevada Act unless and until such prohibition on incurrence of liens contained in this Section 706 has been approved by the Nevada Commission, all of the Securities have been exchanged for Exchange Notes pursuant to an Exchange Offer which has been approved by the Nevada Commission pursuant to a "shelf approval" or otherwise, or the Shelf Registration Statement, which has been approved by the Nevada Commission pursuant to a "shelf approval" or otherwise, has been declared effective under the Securities Act.

       SECTION 707. Limitation on Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms expressly restricts the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on such Restricted Subsidiary's Capital Stock or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (ii) make any loans or advances to the Company or any Restricted Subsidiary or (iii) transfer any of its Property to the Company or any Restricted Subsidiary, except that (A) clauses (i), (ii) and (iii) shall be deemed not to apply to any such encumbrances or restrictions (a) relating to any Indebtedness of the Company or any Restricted Subsidiary existing on the Effective Date or pursuant to the Credit Facility as in effect on the Effective Date; (b) relating to any Property acquired by the Company or any Restricted Subsidiary after the Effective Date, provided that such encumbrance or restriction relates only to the Property which is acquired; (c) relating to (x) any industrial revenue or development bonds,

(y) any obligation of the Company or any Restricted Subsidiary incurred in the ordinary course of business to pay the purchase price of Property acquired by the Company or such Restricted Subsidiary and (z) any lease of Property by the Company or any Restricted Subsidiary in the ordinary course of business, provided that such encumbrance or restriction relates only to the Property which is the subject of such industrial revenue or development bond, such Property purchased or such Property leased and any such lease, as the case may be; (d) relating to any Indebtedness of any Restricted Subsidiary at the date of acquisition of such Restricted Subsidiary by the Company or any Restricted Subsidiary, provided that such Indebtedness was not incurred in connection with or in anticipation of such acquisition; (e) set forth in an agreement replacing or refinancing agreements or instruments referred to in clauses (a), (b) and (c) (or in an additional agreement or instrument included in the Credit Facility), provided that the provisions relating to such encumbrance or restriction contained in such replacing or refinancing agreement or instrument are not materially more restrictive than the provisions relating to such encumbrance or restriction contained in the original agreement or instrument; (f) imposed by the New Jersey Commission, the New Jersey Division, the Nevada Commission, the Nevada Control Board or any other Gaming Authority; (g) that consist of customary non-assignment provisions set forth in contracts and licenses entered into in the ordinary course of business; (h) set forth in the Indenture and the Notes, if applicable at any time; (i) with respect to Liens permitted to be incurred under Section 706, that limit the right of the debtor to dispose of the assets subject to such Liens; (j) with respect to the disposition or distribution of assets or property (including, without limitation, Capital Stock of Subsidiaries) in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and (k) with respect to cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

       SECTION 708. Limitation on Capital Stock of Restricted Subsidiaries. The Company will not (i) permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than the Company or any Wholly Owned Subsidiary) that shall entitle the holder of such Capital Stock to a preference in right of payment in the event of liquidation, dissolution or winding-up of such Restricted Subsidiary or with respect to dividends of such Restricted Subsidiary, or (ii) permit any Person (other than the Company or any Wholly Owned Subsidiary) to hold any Capital Stock.

       Notwithstanding the foregoing, this Section 708 shall not prohibit any transfer by the Company to any Person of such Capital Stock of either HRN or Ramada Express, Inc., each a Wholly Owned Subsidiary of the Company that holds a license under the Nevada Act, unless and until such prohibition on transfer contained in this Section 708 has been approved by the Nevada Commission, all of the Securities have been exchanged for Exchange Notes pursuant to an Exchange Offer which has been approved by the Nevada Commission pursuant to a "shelf approval" or otherwise, or the Shelf Registration Statement, which has been approved by the Nevada Commission pursuant to a "shelf approval" or otherwise, has been declared effective under the Securities Act.

       SECTION 709. Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction (including, without limitation, the purchase, sale or exchange of Property, the making of any Investment, the giving of any guarantee or the rendering of any service) with any Affiliate of the Company (other than a Restricted Subsidiary) unless (i) the Board of Directors of the Company believes, in its reasonable good faith judgment, based on full disclosure of all relevant facts and circumstances, that such transaction is in the best interests of the Company or such Restricted Subsidiary and (ii) such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate of the Company or such Restricted Subsidiary, provided that this Section 709 shall not be applicable for so long as the Company's common stock is listed for trading on the New York Stock Exchange or the American Stock Exchange or is quoted on the National Association of Securities Dealers Automated Quotation System and designated as a "national market system security."

       SECTION 710. Restriction on Incurrence of Certain Indebtedness. The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to Senior Indebtedness and senior in any respect in right of payment to the Notes. The Company agrees that the Notes will not be subordinate in right of payment to any other Indebtedness of the Company, other than Senior Indebtedness.

       SECTION 711. Change of Control.

                        (a)     Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase each such Holder's Notes pursuant to the offer described in paragraphs (b) and (c) below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

                        (b)     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder and to the Trustee stating:

                        (1)     that the Change of Control Offer is being made pursuant to this Section 711, that such Holder has the right to require the Company to repurchase such Holder's Notes at a purchase price in cash equal to 101% the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase and that all Notes tendered will be accepted for payment;

                        (2)     the purchase price and the repurchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

                        (3)     that any Note not tendered will continue to accrue interest;

                        (4)     that, unless the Company defaults in making repurchase payments, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                        (5)     that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled

"Option of Holder to Elect Purchase" on the reverse of the Note completed to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date; provided, however, that in the case of Notes registered in the name of the Depository Trust Company or its nominee, a Note will be deemed surrendered at the time that it is transferred by DTC to the account of the Paying Agent by book-entry credit if such Note is physically transferred to the Paying Agent within five Business Days after such transfer by book-entry credit in accordance with DTC's normal procedures;

                        (6)     that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

                        (7)     the CUSIP number, if any, relating to the Notes to be repurchased.

                        The notice to Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes.

                        (c)     On the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to the Holder of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 711, only the Trustee or its agent shall act as the Paying Agent.

                        (d)     Notwithstanding the forgoing, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture with respect to a redemption described in Paragraph 6 of the Notes.

       SECTION 712. SEC Reports. The Company shall file with the Trustee copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or otherwise within five days after such annual reports, information, documents and other reports are required to be filed with the SEC and, upon request of any Holder, shall promptly mail such annual reports, information, documents and other reports to such Holder; provided, however, that if the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall nonetheless file with the SEC and the Trustee on a timely basis, and, upon request of any Holder, promptly mail to such Holder, the annual reports, information, documents and other reports that the Company would be required to file if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company shall comply with the provisions of TIA Section 314(a).

       SECTION 713. Compliance Certificates. The Company will deliver to the Trustee, within 90 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year, which is currently the 52 or 53 weeks ended on the Thursday nearest December 31, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture applicable to it and is not in default in the performance or observance of any of the terms, provisions and conditions hereof applicable to it (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes are prohibited.

       The Company will deliver to the Trustee forthwith upon becoming aware of any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such Default, Event of Default or default.

       SECTION 714. Continued Existence and Rights. Subject to Article Eight, the Company will, and the Company will cause each of its Restricted Subsidiaries and Significant Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and its rights and franchises; provided, however, that nothing in this Section 714 shall prevent the loss of the corporate existence of any such Subsidiary or any such right or franchise if such loss is, in the judgment of the Company both desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders.

       SECTION 715. Maintenance of Properties and Other Matters. The Company will, and will cause each of its Subsidiaries to, maintain its Properties in good working order and condition and make all necessary repairs, renewals and replacements; provided, however, that, subject to Article Eight, nothing in this Section 715 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its Properties, if such discontinuance is, in the judgment of the Company or the Subsidiary, as the case may be, both desirable in the conduct of its respective business and not disadvantageous in any material respect to the Holders.

       The Company will insure and keep insured, and will cause each Subsidiary to insure and keep insured, with financially sound and reputable insurers, so much of their respective Properties and in such amounts as is usually and customarily insured by companies engaged in a similar business with respect to Properties of a similar character against loss by fire and the extended coverage perils. None of the Company or any of its Subsidiaries will maintain a system of self insurance in lieu of or in combination with the foregoing, provided that deductibles under the insurance policy or policies of the Company and its Subsidiaries shall not be considered to be self insurance as long as such deductibles accord with financially sound and approved practices of companies owning or operating Properties of a similar character and maintaining similar insurance coverage. The Trustee shall not be required to see that such insurance is effected or maintained.

       The Company will keep, and will cause each of its Subsidiaries to keep, proper books and records of accounts in which full and correct entries will be made of all its business transactions in accordance with generally accepted accounting principles. The Company shall cause the books and records of accounts of the Company and its Subsidiaries to be examined, either on a consolidated or on an individual basis, by one or more firms of independent public accountants not less frequently than annually. The Company shall, and shall cause each of its Subsidiaries to, prepare its financial statements in accordance with generally accepted accounting principles.

       The Company will, and will cause each of its Subsidiaries to, comply with all Legal Requirements and to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership or operation of its Properties or to the conduct of its business including, without limitation, all Gaming Licenses.

       Notwithstanding the foregoing provisions in this Section 715, failure by the Company or any of its Subsidiaries to comply with such provisions shall not be deemed to be a breach of such provisions to the extent that such failure would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

       SECTION 716. Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, pay (or, if appropriate, withhold and pay over) prior to delinquency:

                        (1)     all taxes, assessments and governmental charges or levies imposed upon it or its Property (or that it is required to withhold and pay over) and

                        (2)     all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which if unpaid might result in the creation of a Lien upon its Properties;

provided, however, that the foregoing need not be paid while being contested in good faith (and by appropriate proceedings in the opinion of the Company's independent counsel in any case involving more than $500,000) if (1) adequate provision for the foregoing has been made and (2) the failure to make such payments is not adverse in any material respect to the Holders.

       SECTION 717. Waiver of Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will actively resist any attempts to claim the benefit of, any stay or extension law or any usury or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE EIGHT MERGER, CONSOLIDATION AND SALE OF ASSETS

       SECTION 801. When the Company May Merge, Etc.

                        (a)     The Company shall not consolidate or merge with or into any Person, or transfer, sell, lease or otherwise dispose of all or substantially all of its assets as an entirety to any Person unless:

                        (1)     the entity formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale or transfer shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                        (2)     (x) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale or transfer shall have been made, unconditionally assumes by supplemental indenture all the obligations of the Company under the Notes and this Indenture and (y) such corporation has all Gaming Licenses required to operate the casino hotels to be owned by the surviving entity;

                        (3)     immediately before and immediately after giving effect to such transaction, no Default or Event of Default exists; and

                        (4)     immediately after giving effect to such transaction involving the incurrence by the Company or any Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries incurred in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Company (if it is the continuing corporation) or such other entity could incur at least $1.00 of additional Indebtedness pursuant to Section 705(a).

       SECTION 802. Successor Corporation Substituted. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. When a successor corporation assumes all of the obligations of the Company under the Notes and this Indenture pursuant to this Article Eight, the applicable predecessor corporation shall be released from the obligations so assumed.

ARTICLE NINE REDEMPTION

       SECTION 901. Notices to Trustee. If the Company desires to redeem Notes in whole or in part in accordance with the terms hereof or thereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be so redeemed.

       If the Company desires to credit Notes it has not previously delivered to the Trustee for cancellation against the principal amount of Notes to be redeemed, it shall so notify the Trustee and it shall deliver the Notes with the notice.

       Except as provided below, the Company shall give each notice provided for in this Section 901 by a Company Order at least 45 days before the Redemption Date (except for the notice provided in the event of a Change of Control pursuant to Section 711 or unless a shorter notice period shall be satisfactory to the Trustee).

       SECTION 902. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed, selection of Notes for redemption will be made by the Trustee on a pro rata basis unless otherwise required by law or applicable stock exchange requirements. The Trustee shall make the selection from the Notes Outstanding and not previously called for redemption. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption in whole also apply to Notes called for redemption in part.

       SECTION 903. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall give notice of redemption, mailed by first-class mail, to each Holder whose Notes are to be redeemed at such Holders' last address as it appears upon the Register.

       The notice shall identify the Notes to be redeemed and shall state:

                        (1)     the Redemption Date;

                        (2)     the Redemption Price;

                        (3)     the name and address of the Paying Agent;

                        (4)     that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                        (5)     that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price, together with accrued interest to the Redemption Date, upon surrender to the Trustee of the Notes;

                        (6)     if any Note is being redeemed in part, the portion of the principal amount (in integral multiples of $1,000) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed Portion thereof will be issued in the name of the Holder thereof;

                        (7)     the provision of the Notes or this Indenture pursuant to which Notes are being redeemed; and

                        (8)     the CUSIP number, if any, relating to the Notes to be redeemed.

       Pursuant to a Company Request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

       SECTION 904. Effect of Notice of Redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price plus accrued interest to the Redemption Date.

       SECTION 905. Deposit of Redemption Price. Prior to the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on the Redemption Date other than Notes or portions thereof called for redemption on the Redemption Date that have been delivered by the Company to the Trustee for cancellation.

       SECTION 906. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

       SECTION 907. Redemption Pursuant to Gaming Jurisdiction Law.

                        (a)     Notwithstanding the other provisions of this Article Nine, if the New Jersey Commission does not waive the requirement that a Holder or beneficial owner of Notes must be licensed or found qualified or suitable to hold or own the Notes under the New Jersey Act, and if such Holder or such beneficial owner does not become so licensed or is not found qualified or suitable within any time period specified by the New Jersey Commission or the New Jersey Act, or if the Nevada Commission finds a Holder or beneficial owner to be unsuitable under the Nevada Act, or if any other Gaming Authority requires that Holders or beneficial owners of Notes be licensed or found qualified or suitable and such Gaming Authority fails to waive such requirement or any beneficial owner or Holder of Notes does not become so licensed or is not found qualified or suitable within the applicable time period, the Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of all or a portion of such Holder's or beneficial owner's Notes within 120 days after receipt of notice by such Holder or beneficial owner of such finding by the New Jersey Commission, the Nevada Commission or such other Gaming Authority, as the case may be (or such different period as may be prescribed by the New Jersey Commission or the Nevada Commission or such other Gaming Authority), or (ii) to call for redemption the Notes of such Holder or beneficial owner, on not less than 30 nor more than 60 days' notice (or such different period as may be prescribed by the applicable Gaming Authority).

                        (b)     If such Holder or beneficial owner, having been given the opportunity by the Company to dispose of such Holder's or beneficial owner's Notes, shall have failed to do so within the prescribed time period, the Company shall have the right to redeem such Holder's or beneficial owner's Notes on five days' notice.

                        (c)     With respect to the Initial Notes, in the event that the Indiana Gaming Commission declines to approve the action by its Executive Director waiving the 7.75% interest rate ceiling specified by the Indiana Gaming Commission in its original approval of the issuance of up to $400,000,000 aggregate principal amount of notes of the Company on April 30, 2004, the Company has the right to redeem all outstanding Initial Notes upon not less than 30 nor more than 60 days prior notice by the Company, or any other different time period as may be prescribed by the Indiana Gaming Commission. Any redemption by the Company pursuant to this paragraph will be without premium and at a redemption price of 100% of the principal amount of the Initial Notes plus accrued and unpaid interest thereon, if any, to the Redemption Date.

                        (d)     On any redemption of Notes pursuant to Section 907(a), the Redemption Price shall be without premium and as specified in Paragraph 7 of the Notes. Each Holder and beneficial owner by accepting a Note agrees to the provisions of this Section 907 and of Paragraph 7 of the Notes and agrees to inform the Company upon request made pursuant to this Section 907 of the price at which such Holder or beneficial owner acquired such Holder's or beneficial owner's Notes.

                        (e)     Any redemption notice given by the Company under this Section 907 shall also be provided to the Trustee at the same time and shall state (i) that the Notes are being called for redemption as a result of the Holder's or beneficial owner's status under the New Jersey Act or with the New Jersey Commission, or under the Nevada Act or with the Nevada Commission, or under another Gaming Jurisdiction Law or with the relevant Gaming Authority, as the case may be, (ii) whether accrued interest is payable to the Holder under the New Jersey Act or the Nevada Act or such other Gaming Jurisdiction Law and, if so, the information required by paragraph (5) of Section 903 hereof and (iii) the information required by paragraphs (1), (2), (3), (4), (7) and (8) of Section 903.

                        (f)     The Trustee shall have no duty to verify a Holder's or beneficial owner's status under the New Jersey Act or Nevada Act or any other applicable Gaming Jurisdiction Law or to verify the price at which a Holder or beneficial owner acquired Notes.

ARTICLE TEN SUBORDINATION

       SECTION 1001. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Ten, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness, and authorizes and directs the Trustee to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article Ten and appoints the Trustee as attorney-in-fact for any and all such purposes.

       This Article Ten shall remain in full force and effect as long as any Senior Indebtedness is outstanding.

       SECTION 1002. Liquidation; Dissolution; Bankruptcy. Upon any payment or distribution, whether of cash, securities or other Property, to creditors of the Company in a liquidation (total or partial), reorganization or dissolution of the Company, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to the Company or its Property:

                        (1)     holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or cash equivalents, of such Senior Indebtedness before Holders shall be entitled to receive any payment of principal of, or interest on, or any other distribution with respect to, the Notes; and

                        (2)     until all Senior Indebtedness is paid in full in cash or cash equivalents as provided in Section 1002(1), any distribution to which Holders would be entitled but for this Article Ten shall be made to the holders of Senior Indebtedness as their interests may appear;

in each case except that Holders may receive securities that are subordinated to Senior Indebtedness to at least the same extent and pursuant to the same or more stringent terms as are the Notes.

       Upon any distribution of assets of the Company referred to in this Section 1002, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding is pending for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 1002, and the Trustee and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other such Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 1002. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a Representative or a holder of Senior Indebtedness, as the case may be, to establish that such notice has been given by a Representative or a holder of Senior Indebtedness, as the case may be. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section 1002, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution and as to other facts pertinent to the rights of such Person under this Section 1002, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

       SECTION 1003. Default on Senior Indebtedness. No direct or indirect payment by or on behalf of the Company of principal of or interest on the Notes, whether pursuant to the terms of the Notes or upon acceleration or otherwise, shall be made if at the time of such payment there exists a default in the payment of all or any portion of principal of or interest on Designated Senior Indebtedness pursuant to which the maturity of such Designated Senior Indebtedness may be accelerated (and the Trustee has received written notice thereof) and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness (and the Trustee has received written notice thereof). In addition, during the continuance of any other event of default with respect to Designated Senior Indebtedness pursuant to which the maturity of such Designated Senior Indebtedness may be accelerated, upon the occurrence of (a) receipt by the Trustee of written notice from the Representative with respect to, or from the holders of at least a majority in aggregate principal amount of, such Designated Senior Indebtedness then outstanding or (b) if such event of default results from the acceleration of the Notes, no such payment may be made by the Company upon or in respect of the Notes for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice by the Trustee or the date of such acceleration and ending 180 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from such Representative or such holders). Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days; in no event will a Payment Blockage Period extend beyond 179 days from the date the payment on the Notes was due; and there must be 180 days in any 360 day period in which no Payment Blockage Period is in effect. For all purposes of this Section 1003, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by the Representative or requisite holders of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

       SECTION 1004. When Distribution Must Be Paid Over. In the event that the Company shall make any payment to the Trustee on account of the principal of or interest on the Notes at a time when such payment is prohibited by Section 1002 or 1003, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representatives, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

       If a distribution is made to Holders that because of this Article Ten should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

       SECTION 1005. Notice by the Company. The Company shall promptly notify the Trustee and any Paying Agent by an appropriate Officers' Certificate of the Company delivered to a Trust Officer and the Paying Agent of any facts known to the Company that would cause a payment of principal of or interest on the Notes to violate this Article Ten, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness provided in this Article Ten.

       SECTION 1006. Subrogation. After all Senior Indebtedness is paid in cash or cash equivalents in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Holders have been applied to payment of Senior Indebtedness. A distribution made under this Article Ten to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and the Holders, a payment by the Company on Senior Indebtedness.

       SECTION 1007. Relative Rights. This Article Ten defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                        (1)     impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                        (2)     affect the relative rights of Holders and creditors of the Company other than such creditors as are holders of Senior Indebtedness;

                         (3)     prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders; or

                         (4)     create or imply the existence of any commitment on the part of the holders of Senior Indebtedness to extend credit to the Company, other than as set forth in the terms governing such Senior Indebtedness.

       SECTION 1008. Subordination May Not Be Impaired by the Company. No right of any present or future holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or anyone in custody of its assets or property or by its failure to comply with this Indenture.

       SECTION 1009. Distribution or Notice to Representatives. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives, if any.

       SECTION 1010. Rights of Trustee and Paying Agent. The Trustee or any Paying Agent may continue to make payments on the Notes unless, in the case of the Trustee, a Trust Officer or, in the case of a Paying Agent other than the Trustee, an officer of such Paying Agent, shall have received, at least three Business Days prior to the date such payments are due and payable, written notice of facts that would cause a payment of principal of or interest on the Notes to violate this Article Ten. Only the Company or a Representative with respect to or holders of at least a majority in principal amount of an issue of Designated Senior Indebtedness may give such notice. Nothing contained in this Section 1010 shall limit the right of any holder of Senior Indebtedness to recover payments as contemplated by Section 1004.

       The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

       SECTION 1011. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. Notwithstanding any of the provisions of this Article Ten or any other provision of this Indenture, unless a Trust Officer has received a written notice pursuant to Section 1010, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee.

       SECTION 1012. Application by Trustee of Monies Deposited With It. Nothing contained in this Article Ten or elsewhere in this Indenture, or in the Notes, shall (i) affect the obligation of the Company to make, or prevent the Company from making, at any time except as specified in Section 1002 or 1003 to the extent provided therein, payments at any time with respect to the Notes, (ii) prevent the application by the Trustee or any Paying Agent of any monies held by the Trustee or such Paying Agent in trust for the benefit of the Holders of Notes as to which notice of redemption shall have been mailed or published, to the payment of or on account of the principal of or interest on the Notes if, at the time of such mailing or publishing, such payment would not have been prohibited by the foregoing provisions of this Article Ten or (iii) prevent the application by the Trustee or any Paying Agent of any monies deposited with it hereunder to the payment of or on account of the Notes if, at the time of such deposit, such payment would not have been prohibited by the foregoing provisions of this Article Ten and, if such monies have been deposited by the Company, the Trustee shall not have received with respect to such monies the written notice provided for in Section 1010.

       SECTION 1013. Trustee's Compensation Not Prejudiced. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee pursuant to Section 507.

       SECTION 1014. Officers' Certificate. If there occurs an event referred to in Section 1002, the Company shall promptly give to the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

       SECTION 1015. Certain Payments. Nothing in this Article Ten shall prevent or delay (i) the Company or any of its Subsidiaries from purchasing or redeeming any of the Notes pursuant to any Legal Requirement relating to the Company's gaming business or (ii) the receipt by the Holders of payments of principal of and interest on the Notes as provided in Section 305.

       SECTION 1016. Names of Representatives. The Company shall, upon request of the Trustee, provide to the Trustee an Officers' Certificate setting forth the name and address of each Representative of all outstanding Senior Indebtedness.

       SECTION 1017. No Fiduciary Duty Created to holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, subject to the provisions of Article Five, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other Person, monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the date first written above.
AZTAR CORPORATION By: NEIL A. CIARFALIA Name: Neil A. Ciarfalia Title: Vice President, Treasurer U.S. BANK NATIONAL ASSOCIATION By: RICHARD PROKOSCH Name: Richard Prokosch Title: Vice President

EXHIBIT A

(Face of Note)

CUSIP:
No.:

$

AZTAR CORPORATION

Incorporated under the laws of
the State of Delaware

7 ⅞% Senior Subordinated Note due 2014

           AZTAR CORPORATION promises to pay to CEDE & CO., or registered assigns, the principal sum of $                        Dollars on June 15, 2014 and to pay interest thereon semiannually in arrears at the rate of 7.875% per annum on June 15 and December 15 of each year, commencing December 15, 2004, until the principal hereof is paid or made available for payment. Payment of principal and interest shall be made in the manner and subject to the terms set forth in provisions appearing on the reverse hereof, which provisions, in their entirety, shall for all purposes have the same effect as if set forth at this place.

           IN WITNESS WHEREOF, AZTAR CORPORATION has caused this instrument to be duly executed in its corporate name.

AZTAR CORPORATION By: Authorized Signature

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(FORM OF TRUSTEE'S CERTIFICATE
OF AUTHENTICATION)

           This is one of the 7 ⅞% Senior Subordinated Notes due 2014 issued under the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee By: Authorized Signature

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(Back of Note)
AZTAR CORPORATION 7 ⅞% Senior Subordinated Note due 2014

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 207 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 206(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 211 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]

[THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT

            (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY:

            (1)(a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE

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PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT THE ISSUER SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, RESALE, ASSIGNMENT, PLEDGE OR TRANSFER PURSUANT TO THIS CLAUSE (e) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION (IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER) OF COUNSEL SATISFACTORY TO THE ISSUER, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER,

                        (ii) TO THE ISSUER, OR

                        (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

            AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

            (B)     THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.]

              1.     Interest. AZTAR CORPORATION (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above and shall pay the Liquidated Damages payable pursuant to Section 2 of the Registration Rights Agreement. The Company will pay interest semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 2004. Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 2, 2004. The Company will pay interest on overdue principal and premium, if any, and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

              2.     Method of Payment. The Company will pay interest on this Note (except Defaulted Interest) and Liquidated Damages to the Person who is the registered Holder of this Note at the close of business on the Regular Record Date, which shall be the June 1 and December 1, as the case may be, next preceding the Interest Payment Date even though this Note is cancelled after the Regular Record Date and on or before the Interest Payment Date, except as provided in Section 212 of the Indenture with respect to Defaulted Interest. This Note will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent prior to the relevant Record Date. Such payment shall be in such

A-4

coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

              3.     Paying Agent and Registrar. Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

              4.     Indenture. The Company has issued the Notes under an indenture dated as of June 2, 2004 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured senior subordinated obligations of the Company. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Indenture.

              5.     Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of the notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

              6.     Optional Redemption. At any time prior to June 15, 2009, the Notes will be redeemable at the election of the Company, in whole at any time or in part from time to time, on not less than 30 nor more than 60 days prior notice, mailed by first-class mail to the Holders' last addresses as they appear in the Register, at a redemption price (expressed as a percentage of the principal amount) equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest, if any, to the date of redemption (the "Redemption Date").

              On or after June 15, 2009, the Notes will be redeemable at the election of the Company, in whole at any time or in part from time to time, on not less than 30 nor more than 60 days prior notice, mailed by first-class mail to the Holders' last addresses as they appear in the Register, at the redemption prices (expressed in percentages of principal amount) specified below plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning June 15 of the years indicated below:

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Year 2009 2010 2011 2012 and thereafter	Percentage 103.938% 102.625% 101.313% 100.000%

              In addition, at any time, or from time to time, on or prior to June 15, 2007, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes at a redemption price of 107.875% of the principal amount of the Notes so redeemed plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that (1) at least 65% of the principal amount of Notes issued on the Effective Date remains outstanding immediately after any such redemption and (2) the redemption occurs within 60 days of the closing of such Equity Offering.

              If less than all the Notes are to be redeemed, selection of Notes for redemption will be made by the Trustee, on a pro rata basis unless otherwise required by law or applicable stock exchange requirements. If any Note is to be redeemed in part only, the notice of redemption relating to that Note will state the portion of the principal amount (in integral multiples of $1,000) to be redeemed and that, on and after the date fixed for redemption, upon surrender of that Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof. On and after the date set for redemption interest will cease to accrue on Notes or portions of them called for redemption.

              7.     Redemption Pursuant to Gaming Jurisdiction Law. The Company is subject to the New Jersey Casino Control Act (the "New Jersey Act"), the Nevada Gaming Control Act (the "Nevada Act"), the Indiana Riverboat Gambling Act (the "Indiana Act"), and laws promulgated by the Missouri Gaming Commission and by the State of Missouri (the "Missouri Gaming Act") and may become subject to applicable gaming laws, statutes, ordinances, codes, regulations, constitutional provisions, rule, orders, directives or other enforcement requirements in other jurisdictions in which it from time to time operates (any such jurisdiction, including New Jersey, Nevada, Indiana and Missouri, a "Gaming Jurisdiction" and any such provision, including the New Jersey Act, the Nevada Act, the Indiana Act and the Missouri Gaming Act, a "Gaming Jurisdiction Law"). If the New Jersey Casino Control Commission (the "New Jersey Commission") does not waive the requirement that a Holder or beneficial owner of the Notes must be licensed or found qualified or suitable to hold or own the Notes under the New Jersey Act, and if such Holder or such beneficial owner does not become so licensed or is not found qualified or suitable within any time period specified by the New Jersey Commission or the New Jersey Act, or if the Nevada Gaming Commission (the "Nevada Commission") finds a Holder or beneficial owner to be unsuitable under the Nevada Act or regulations of the Nevada Commission, or if any other gaming authority of any other Gaming Jurisdiction (a "Gaming Authority") requires that Holders or beneficial owners of the Notes be licensed or found qualified or suitable and such Gaming Authority fails to waive such requirement or such Holder or beneficial owner does not become so licensed or is not found qualified or suitable within the applicable time period, the Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of all or a portion of such Holder's or beneficial owner's Notes within 120 days after receipt of notice by such Holder or beneficial owner of such finding by the

A-6

New Jersey Commission or the Nevada Commission or such other Gaming Authority, as the case may be (or such different period as may be prescribed by the New Jersey Commission or the Nevada Commission or such other Gaming Authority), or (ii) to call for redemption the Notes of such Holder or beneficial owner, on not less than 30 nor more than 60 days' notice (or such different period as may be prescribed by the applicable Gaming Authority). If such Holder or beneficial owner, having been given the opportunity by the Company to dispose of such Holder's or beneficial owner's Notes, shall have failed to do so within the prescribed time period, the Company shall have the right to redeem such Holder's or beneficial owner's Notes on five days' notice. On any redemption of Notes pursuant to this provision, the Redemption Price shall be without premium and the lowest of (i)(a) the price at which such Holder or beneficial owner acquired the Notes, plus accrued and unpaid interest, if any, to the earlier of the Redemption Date or the date of the finding of any unsuitability or failure to comply; (b) the lowest closing sale price of the Notes between the date of the notice given by the applicable Gaming Authority and the date 10 days after such date; and (c) 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the earlier of the Redemption Date or the date of the finding of any unsuitability or failure to comply; or (ii) such other amount as may be required by applicable law or order of the applicable Gaming Authority. Each Holder and beneficial owner by accepting this Note agrees to the provisions set forth in this Paragraph and in the Indenture and agrees to inform the Company upon request of the price at which such Holder or beneficial owner acquired this Note.

              In the event that the Indiana Gaming Commission declines to approve the action by its Executive Director waiving the 7.75% interest rate ceiling specified by the Indiana Gaming Commission in its original approval of up to $400,000,000 aggregate principal amount of notes of the Company on April 30, 2004, the Company has the right to redeem all outstanding Notes upon not less than 30 nor more than 60 days prior notice by the Company, or any other different time period as may be prescribed by the Indiana Gaming Commission. Any redemption by the Company pursuant to this paragraph will be without premium and at a redemption price of 100% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to the Redemption Date.

              Each Holder and beneficial owner by accepting the Notes will agree to those provisions as set forth in the Notes and the Indenture and will agree to inform the Company upon request of the price at which that Holder or beneficial owner acquired those Notes.

              8.     Persons Deemed Owners. The registered Holder of this Note may be treated as its owner for all purposes.

              9.     Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then Outstanding Notes. Without the consent of any Holder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Holders, to provide for uncertificated Notes or to make certain other changes that do not adversely affect the rights of any Holder.

              10.     Defaults and Remedies. An Event of Default, as defined in the Indenture, is: (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of principal of,

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or premium on, the Notes; (iii) failure by the Company for 60 days after notice to comply with any of its other agreements or covenants in the Indenture or the Notes; (iv) default under any mortgage, indenture or other instrument under which there may be secured or evidenced any other Indebtedness of the Company or any of its Restricted Subsidiaries and such Indebtedness shall have been accelerated (or shall have matured), provided that the principal amount of all such Indebtedness with respect to which such events of default have occurred and are continuing aggregates $10,000,000 or more; (v) judgments in an aggregate amount in excess of $10,000,000 have been rendered against the Company or a Restricted Subsidiary and either an enforcement proceeding shall have been commenced by any creditor upon any judgment or there shall be a period of 90 consecutive days during which a stay of enforcement of any such judgment shall not be in effect; and (vi) certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, all Outstanding Notes shall become due and payable immediately without further action or notice. In the event of a declaration of acceleration because an Event of Default as defined in clause (iv) above has occurred, and is continuing, such declaration and its consequences shall be automatically rescinded and annulled if (a) in the case of Indebtedness that has been accelerated, the Holders of such Indebtedness shall have rescinded the declaration of acceleration and the consequences thereof within 10 days of such declaration or, in the case of Indebtedness that has matured, such Indebtedness has been discharged in full within 10 days following maturity, (b) the Company shall have delivered a notice of such rescission or discharge to the Trustee and (c) no other Event of Default shall have occurred and be continuing. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest. The Company must furnish annual compliance certificates to the Trustee.

              11.     Discharge or Defeasance Prior to Redemption or Maturity. Subject to certain conditions, including delivery of an Opinion of Counsel regarding certain tax matters, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay principal of, premium, if applicable, and accrued interest on the Notes to redemption or maturity, the Company will be discharged (to the extent provided in the Indenture) from the Notes and the Indenture or the Company need not comply with certain terms of the Indenture.

              12.     Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, pay dividends, create or incur Indebtedness, create Liens, merge or consolidate with any other Person or sell, lease or otherwise transfer any of their properties or assets.

              13.     Successor Corporation. When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

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              14.     Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any of its Subsidiaries or Affiliates, and may otherwise deal with the Company or its Subsidiaries or Affiliates, as if it were not the Trustee.

              15.     No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

              16.     Unclaimed Money. If money for the payment of principal of or interest on any Note remains unclaimed for two years after the date on which such payment shall have come due, the Trustee or Paying Agent will pay the money back to the Company at the Company's written request. After that, Holders entitled to this money must look to the Company for payment, unless applicable law designates another Person.

              17.     Discharge Upon Redemption or Maturity. Subject to the terms of the Indenture, the Indenture will be discharged and cancelled upon the payment of all Notes.

              18.     Authentication. This Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.

              19.     Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of law.

              20.     Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UNIF GIFT MIN ACT (= Uniform Gifts to Minors Act).

              21.     CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

              The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to Aztar Corporation, 2390 E. Camelback Road, Suite 400, Phoenix, Arizona 85016, Attn: Corporate Secretary.

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ASSIGNMENT FORM

            To assign this Note, fill in the form below: I or we assign and transfer this Note to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature: (Sign exactly as your name appears on the other side of this security) Signature Guaranteed 1 By:

1    Participant in a recognized signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT REPURCHASE

            The undersigned hereby irrevocably requests and instructs the Company to repay this Note pursuant to its terms at a price equal to 101% of the principal amount hereof, together with accrued and unpaid interest to the Change of Control Payment Date, to the undersigned at

(Please print or type name and address of the undersigned)

            For this Note to be repaid, the Company must receive this Note with this "Option of Holder to Elect Repurchase" form duly completed at an office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York within the time periods for such repurchase set forth in the Indenture.

            If less than the entire principal of the within Note is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple of $1,000) which the Holder elects to have repaid:

Date:	Signature Guaranteed 2 By:

Note: The signature must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement.

2    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTEREST IN THE GLOBAL NOTE

The initial principal amount at maturity of this Global Note is $                  . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal amount at maturity of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Aztar Corporation
2390 E. Camelback Road, Suite 400
Phoenix, Arizona 85016

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Corporate Trust Department

            Re:       7 ⅞% Senior Subordinated Notes due 2014

            Reference is hereby made to the Indenture, dated as of June 2, 2004 (the "Indenture"), between Aztar Corporation, as issuer (the "Company"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            [Insert name of transferor], (the "Transferor") owns and proposes to transfer the Note(s) or interest in such Note(s) specified in Annex A hereto, in the principal amount of $[______] in such Note(s) or interests (the "Transfer"), to [Insert name of transferee] (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

            CHECK ALL THAT APPLY

            1.     Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

            2.     Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

            3.     Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                         (a)     such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                         or

                         (b)     such Transfer is being effected to the Company or a subsidiary thereof;

                         or

                         (c)     such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                         or

                         (d)     such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such transfer is in respect of an aggregate principal amount of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

            4.     Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                         (a)     Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                         (b)     Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                         (c)     Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor] By: Name: Title:

Dated:

ANNEX A
TO
CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following: CHECK ONE OF (a) OR (b)
(a) a beneficial interest in the:
(i) 144A Global Note (CUSIP ________), or (ii) Regulation S Global Note (CUSIP ______), or (iii) IAI Global Note (CUSIP __________); or
(b) a Restricted Definitive Note.
2. After the Transfer the Transferee will hold: CHECK ONE
(a) a beneficial interest in the:
(i) 144A Global Note (CUSIP _______), or (ii) Regulation S Global Note (CUSIP ________), or (iii) IAI Global Note (CUSIP ________); or (iv) Unrestricted Global Note (CUSIP _______); or
(b) a Restricted Definitive Note; or (c) an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Aztar Corporation
2390 E. Camelback Road, Suite 400
Phoenix, Arizona 85016

U.S. Bank Trust National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Corporate Trust Department

            Re:     7 ⅞% Senior Subordinated Notes due 2014 (CUSIPS: 144A-054802AG8
                      Reg. S -U05511AC1)

            Reference is hereby made to the Indenture, dated as of June 2, 2004 (the "Indenture"), between Aztar Corporation, as issuer (the "Company"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            _____________, (the "Owner") owns and proposes to exchange the Note(s) or interest in such Note(s) specified herein, in the principal amount of $[______] in such Note(s) or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

            1.     Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

                          (a)     Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                          (b)     Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the

C-1

Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                          (c)     Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                          (d)     Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            2.     Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

                          (a)     Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                          (b)     Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the CHECK ONE

144A Global Note, Regulation S Global Note, IAI Global Note C-2

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor] By: Name: Title:

Dated:

C-3

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Aztar Corporation
2390 E. Camelback Road, Suite 400
Phoenix, Arizona 85016

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Corporate Trust Department

             Re:     7 ⅞% Senior Subordinated Notes due 2014

             Reference is hereby made to the Indenture, dated as of June 2, 2004 (the "Indenture"), between Aztar Corporation, as issuer (the "Company"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

             In connection with our proposed purchase of $[______] aggregate principal amount of:

                          (a)     a beneficial interest in a Global Note, or

                          (b)      a Definitive Note,
we confirm that:

             1.     We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

             2.     We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in the United States in a transaction meeting the requirements of Rule 144A under the Securities Act to a person who the seller reasonably believes is a "qualified institutional buyer" (as defined therein) purchasing for its own account or for the account of a "qualified institutional buyer," (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a

D-1

signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an Opinion of Counsel in form acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, (E) in accordance with another exemption from the registration requirements of the Securities Act, provided that the Company shall have the right prior to any such sale pursuant to this clause (E) to require the delivery of an opinion (in form and substance satisfactory to the Company), certification and/or other information satisfactory to the Company or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

             3.     We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

             4.     We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

             5.     We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

             You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor] By: Name: Title:

Dated:

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